EXHIBIT 10.1

MULTI-TENANT INDUSTRIAL TRIPLE NET LEASE

This Multi-Tenant Industrial Triple Net Lease (this “Lease”) is made and entered into as of July 26, 2021 (the “Effective Date”), by and between B9 POLAR PRAIRIE OAKS CORPORATE LLC, a Delaware limited liability company (“Landlord”), and MIROMATRIX MEDICAL INC., a Delaware corporation (“Tenant”).  The following exhibits and attachments are incorporated into and made a part of this Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Allowance), Exhibit C (Prohibited Use), Exhibit D (Rules and Regulations), Exhibit E (Confirmation Letter, if required), Exhibit F (Requirements for Improvements or Alterations by Tenant), Exhibit G (Hazardous Materials Survey Form), Exhibit H (Move Out Conditions), Exhibit I (Minimum Service Contract Requirements), Exhibit J (Fair Market Value Rental), Exhibit K (Right of First Offer), Exhibit L (Permitted Hazardous Materials)

1.BASIC LEASE INFORMATION.

1.1“Building” shall mean the industrial building located at 6455 Flying Cloud Drive, Eden Prairie, Minnesota.  “Rentable Square Footage of the Building” is deemed to be 69,219 square feet.

1.2“Premises” shall mean the area shown on Exhibit A to this Lease.  The Premises is located within the walls and below the ceiling within Building and such other areas as generally shown on Exhibit A to this Lease.  The “Rentable Square Footage of the Premises” is deemed to be 42,278 square feet.  Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.3“Base Rent”:

Period	Monthly Base Rent
December 31, 2021 – December 31, 2022*	$41,397.21
January 1, 2023 – December 31, 2023	$42,639.12
January 1, 2024 – December 31, 2024	$43,918.30
January 1, 2025 – December 31, 2025	$45,235.85
January 1, 2026 – December 31, 2026	$46,592.92
January 1, 2027 – December 31, 2027	$47,990.71
January 1, 2028 – December 31, 2028	$49,430.43
January 1, 2029 – May 31, 2029	$50,913.34

*Notwithstanding the foregoing, Base Rent, in the amount of $41,397.21 per month (the “Abated Base Rent”), shall be abated for the period commencing on the Commencement Date and ending on May 31, 2022; provided, however, that if an Event of Default occurs during the Term resulting in a termination of this Lease, then the abatement of Base Rent provided for in this provision shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the unamortized principal balance of the amount of the Abated Base Rent.

1.4“Tenant’s Share”: 61.08%.

1.5“Term”: The period commencing on December 31, 2021 (the “Commencement Date”) and, unless terminated earlier in accordance with this Lease, ending on May 31, 2029 (the “Expiration Date”).

1.6“Security Deposit”:  $800,000.00, as more fully described in Section 5.

1.7“Broker(s)”: TaTonka Real Estate Advisors, and Cushman & Wakefield.

1.8“Permitted Use”:  Office, warehouse, distribution, storage, laboratory and clean room usage, medical and biological research and development, and light assembly of medical equipment, subject to Section 2.2 below.

1.9“Notice Address(es)”:

Landlord:	Tenant:

90 Park Avenue 32nd Floor

New York, New York 10016

Attention: General Counsel

and

602 W. Office Center Drive, Suite 200

Fort Washington, PA 19034

Attention:  Lease Administration

Email: leaseadministration@liprop.com

Prior to the Commencement Date: 10399 West 70th Street Eden Prairie, Minnesota 55344 From and after the Commencement Date: 6455 Flying Cloud Drive Eden Prairie, Minnesota 55344

1.10“Property” or “Project” means the Building and the parcel(s) of land on which it is located (the “Land”) and the parking facilities and other improvements, if any, serving the Building and the parcel(s) of Land on which they are located.

2.PREMISES/USE.

2.1Premises.  Subject to the terms of this Lease, and from and after the Commencement Date, Landlord leases to Tenant and Tenant leases from Landlord the Premises and grants to Tenant, so long as this Lease remains in effect, the non-exclusive right to use the Common Areas for their intended purposes in common with all others entitled to use them.  Tenant shall be entitled to use the Common Areas in the same manner and fashion as other tenants of the Building on a non-discriminatory basis.  Except as may be expressly set forth in this Lease, Tenant hereby (i) accepts the Premises “AS-IS,” (ii) acknowledges that the Premises are acceptable for Tenant's use and that neither Landlord nor any broker or agent has made, or shall be deemed to have made, any representations or warranties in connection with the Premises or their fitness for Tenant's use or compliance with Applicable Laws (as herein defined), and (iii) waives all claims of defect in the Premises and any implied warranty that the Premises are suitable for Tenant's intended purposes; provided however, that Landlord hereby agrees to deliver the Premises in broom clean condition, free of occupants, with the heating, ventilating, and air-conditioning systems, dock doors, lighting, plumbing, sprinkler, mechanical and electrical systems serving the Premises (collectively, the “Building Systems”) in good working order.  Within thirty (30) days following the Commencement Date only, Tenant shall have the right to notify Landlord, in writing, of any failure of the Building Systems to be in good working order, which failure, as Tenant’s sole and exclusive remedy, shall be promptly corrected by Landlord, at Landlord’s sole cost and expense (and not as an Operating Expense) if the failure of which Tenant provides such notice was present on the Commencement Date; provided, however, that if any such failure is as a result of the acts or omissions of Tenant or any Tenant Parties, including, without limitation, Tenant's maintenance obligations under this Lease, then Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord to remedy such corrections within thirty (30) days after written demand therefor.  Tenant hereby acknowledges that the area of the Premises set forth in the Basic Lease Information is approximate only, and Tenant accepts and agrees to be bound by such figure for all purposes in this Lease.  Subject to the terms and conditions of this Lease, Landlord shall not prohibit Tenant from having access to the Premises on a 24 hours-a-day basis, 7 days a week.

2.2Use; Applicable Laws.

2.2.1The Premises shall be used only for the Permitted Use and for no other uses without Landlord's written consent, which shall not be unreasonably withheld.  Tenant's use of the Premises shall be in compliance with and subject to all Applicable Laws (as hereinafter defined).  Subject to Section 2.2.2, Tenant shall be responsible for obtaining any permit, business license, or other permits or licenses required by any governmental agency permitting Tenant's use or occupancy of the Premises.  If a change to the Common Areas or the Building becomes required under Applicable Laws (or if any such requirement is enforced) as a result of any Alterations (herein defined) made to the Premises by Tenant, the installation of any trade fixture in the Premises, any particular use of the Premises other than the Permitted Use, or any breach of Tenant’s obligations under this Lease, then Tenant, upon demand, shall at Landlord’s option, either make such change at Tenant’s cost or pay Landlord 105% of the cost of making such changes.  In no event shall the Premises be used for any Prohibited Use (as defined in Exhibit C).  Tenant shall comply with the rules and regulations attached hereto as Exhibit D, together with such additional rules and regulations as Landlord may from time to time reasonably prescribe (“Rules and Regulations”).  Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises, the Building, the Common Area, Property or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would unreasonably disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties, use or allow the Premises to be used for any unlawful purpose or conduct, or permit to be conducted, any auction upon the Premises.  Notwithstanding anything in this Lease to the contrary, Tenant acknowledges that the specification of a “permitted use” means only that Landlord has no objection to the specified use and does not include any representation or warranty by Landlord as to whether or not such specified use complies with Applicable Laws and/or requires special governmental permits and, except as expressly set forth in this Lease, in no event shall Tenant be entitled to terminate this Lease, or to offset, deduct or abate Rent in the event that Tenant is unable to use the Premises for the Permitted Use.  For purposes herein, “Applicable Laws” shall mean applicable laws, statutes, codes, ordinances, orders, zoning, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Property, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, (a) any covenants, conditions and restrictions encumbering the Land, Property and/or the Project, or any supplement thereto recorded in any official or public records with respect to the Property and/or the Project or any portion thereof (collectively, “CC&Rs”), and (b) the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, and all Environmental Laws (as defined in Section 15.1).  Without Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, except as may be required by Applicable Laws, Landlord shall not enter into any CC&Rs (or amend any existing CC&Rs, if any) that materially adversely affect Tenant’s rights under this Lease.

2.2.2Notwithstanding the foregoing, Landlord agrees that if Landlord or Tenant receives a written notice from a governmental authority (“Citation”) notifying Landlord that the Premises are not in compliance with any Applicable Laws, and such non-compliance existed as of the Effective Date (regardless of when such Citation is actually received by either party), Landlord shall cause any repairs, replacements or improvements to be made to the Premises, so as to remedy the matter set forth in the

Citation (“Citation Remedy”).  The costs and expenses incurred by Landlord to perform any Citation Remedy pursuant to the preceding sentence shall be (x) the sole responsibility of Tenant if the matter set forth in the Citation is as a result of (1) Tenant’s particular use of the Premises (as opposed to warehouse and distribution use in general); (2) any Tenant Necessitated Repairs (as hereinafter defined); or (3) Alterations performed by or at the request of Tenant (items (1) through (3) collectively, “Tenant Repair Items”); or (y) the sole responsibility of Landlord except as otherwise set forth in clause (x) above (“Landlord Repair Items”).  If either party receives a Citation that the Premises are not in compliance with any Applicable Laws and such non-compliance did not exist as of the Effective Date (regardless of when such Citation is actually received by such party), (A) Tenant shall perform the Citation Remedy at its sole cost and expense if such Citation Remedy is any of the Tenant Repair Items, or (B) Landlord shall perform the Citation Remedy if such Citation Remedy is not any of the Tenant Repair Items, provided that any costs or expenses incurred by Landlord to perform any work pursuant to this sentence shall be deemed an Operating Expense.  Notwithstanding anything herein to the contrary, before performing any Citation Remedy required hereunder, Landlord shall have the right to appeal or dispute such Citation so long as such appeal or dispute does not unreasonably affect Tenant’s ability to operate in the Premises.  For purposes herein, a “Tenant Necessitated Repair” shall mean any work, maintenance, repairs or replacements that are required as a result of the negligence or misconduct of Tenant or any of the Tenant Parties, or Tenant’s failure to repair and maintain the Premises or the misuse of the Premises or the Building by Tenant or the Tenant Parties.

3.EARLY ACCESS; POSSESSION; RENEWAL OPTION.

3.1Early Access.  Subject to Applicable Laws, from and after the date that is one (1) day after the Effective Date, Landlord shall provide Tenant with access to the Premises for the sole purpose of performing the Tenant Improvements or installing furniture, equipment or other personal property.  In no event shall Tenant commence business operations in the Premises until the Commencement Date occurs.  Tenant further agrees that Landlord shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s property on the Premises or loss or damage to property placed thereon prior to the Commencement Date, the same being at Tenant’s sole risk.  Any access to the Premises prior to the Commencement Date shall also be subject to Tenant first providing to Landlord the certificates of insurance required under the Lease, as well as the first full month of Rent accruing hereunder (after any applicable abatement period).  Tenant agrees that any such entry into and occupancy of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease (including the obligation to pay for utilities during such period), except as to the covenant to pay Base Rent and Tenant’s Share of Real Property Taxes and Operating Expenses during such period.

3.2Renewal Option.  If Tenant is not in an Event of Default at the time the option to renew described below (the “Renewal Option”) is exercised or as of the commencement of the Renewal Period (as hereinafter defined), Tenant shall have one (1) option to extend the Term for a period of five (5) years (the “Renewal Period”) commencing on the first day following the last day of the initial Term upon the same terms and conditions as are contained in this Lease, except as hereinafter provided.  Annual Base Rent for the first year of the Renewal Period shall be equal to the greater of (i) the Fair Market Value Rental (as defined and determined pursuant to Exhibit J attached hereto), or (ii) 100% of the annual Base Rent for the last year of the initial Term.  Annual Base Rent during the Renewal Period shall increase three percent (3%) as of each annual anniversary of the first day of the Renewal Period.  The Renewal Option shall be exercised by written notice to Landlord (the “Renewal Notice”) given no earlier than fifteen (15) months nor later than twelve (12) months prior to the last day of the initial Term (the “Last Exercise Date”), and the failure to timely exercise such right shall mean that such right is null and void.

4.RENT.  Tenant shall pay to Landlord the Base Rent, Real Property Taxes (as herein defined) and Operating Expenses (as herein defined), without notice, demand, offset or deduction, in advance, on the first day of each calendar month.  All Rent and payments required to be paid by Tenant to Landlord shall be made by Tenant payable to the entity and sent to the address Landlord designates and shall be made by good and sufficient check payable in United States of America currency or by other means acceptable to Landlord or by Electronic Fund Transfer of immediately available federal funds before 11:00 a.m. Eastern Time.  Upon the execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses.  If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month.  All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder (“Additional Rent”), whether or not such sums are designated Additional Rent.  The term “Rent” means the Base Rent and all Additional Rent payable hereunder.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease.  If Tenant is delinquent in any monthly installment of Base Rent or Additional Rent for more than five (5) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum and such delinquent sum shall also bear interest from the date such amount was due until paid in full at the lesser of (i) ten percent (10%) per annum; or (ii) at the maximum rate permitted by law (“Applicable Interest Rate”).  The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.  Notwithstanding the foregoing, Tenant shall not be charged any interest or late charge for the first late payment in any twelve month period as long as Tenant pays the outstanding amount due to Landlord within five (5) days following written notice from Landlord.

5.SECURITY DEPOSIT.

5.1Simultaneously with the execution and delivery of this Lease, Tenant shall deliver the Security Deposit to Landlord in the amount of $800,000.00 (the “Security Amount”).  The Security Deposit shall be (at Tenant’s option) either (i) in cash (by wire transfer or direct deposit to Landlord’s account or by check), or (ii) posted in the form of an irrevocable, standby letter of credit (“L/C”) issued by a national U.S. banking institution reasonably acceptable to Landlord, and in form and substance reasonably satisfactory to Landlord.  The Security Deposit shall be retained by Landlord as security for the faithful performance and observance by Tenant of its obligations under this Lease, it being expressly agreed that the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages.  In addition to any other items that Landlord may reasonably require, if the Security Deposit is in the form of a L/C the L/C shall:  (a) name Landlord as its beneficiary; (b) have an initial term of no less than one year; (c) renew for one year periods unless the issuer provides Landlord with at least 60 days’ advance written notice that the L/C will not be renewed; (d) the L/C shall permit partial draws; (e) the sole and exclusive condition to any draw on the L/C shall be that Landlord certifies to the issuer that either or both of the following is/are true:  (I) Tenant is the debtor in a pending bankruptcy proceeding; and/or (II) an event of default by Tenant has occurred under this Lease beyond applicable notice and cure periods; and (f) be transferable to successor landlords, including, successors by foreclosure or deed in lieu of foreclosure, on as many occasions as desired upon payment of a normal and customary fee chargeable to Tenant and not Landlord.  Notwithstanding the foregoing, in the event that:  (x) the expiration date of any L/C occurs before the expiration date of this Lease, (y) the issuer has advised Landlord that the issuer will not automatically renew the L/C; and (z) Tenant fails to deliver to Landlord at least forty-five (45) days prior to the expiration of such L/C either (A) an amendment thereto extending the expiration date of such L/C for not less than twelve (12) months, (B) a new L/C, in form and substance in accordance with (a) through (f) above and otherwise satisfactory to Landlord (in its reasonable discretion), or (C) a cash Security Deposit in place of the L/C, then Landlord may draw on such L/C and thereafter (in addition to any other remedies available to Landlord under this Lease) hold such proceeds as a cash Security Deposit and apply the proceeds in whatever manner or for whatever purpose Landlord reasonably deems appropriate in the event that an event of default occurs under this Lease on the part of Tenant beyond applicable notice and cure periods.  If an event of default occurs hereunder on the part of Tenant beyond applicable notice and cure periods, Landlord may, without notice to Tenant, draw on the L/C (or any cash Security Deposit) and apply the proceeds to the liabilities of Tenant hereunder, in addition to any and all other remedies available to Landlord under this Lease.  In the event Landlord draws against the L/C (or any cash Security Deposit), Tenant shall, upon demand, at Tenant’s option, immediately either (aa) deposit with Landlord a sum equal to amount drawn under the L/C (or any cash Security Deposit) or (bb) deliver to Landlord an additional L/C in an amount equal to the amount drawn.  If Tenant fully and faithfully complies with all the covenants hereunder, the Security Amount (or any balance thereof) together with Landlord’s written consent to the cancellation of any and all outstanding L/Cs constituting part of the Security Deposit shall be delivered to Tenant within thirty (30) days after the last to occur of (1) the date the Term expires or terminates or (2) delivery to Landlord of possession of the Property.  Landlord shall assign the L/C or cash Security Deposit to any purchaser of Landlord’s interest in the Property or any successor landlord, if applicable, whereupon Landlord shall be discharged from any further liability with respect to the L/C or cash Security Deposit.  In the event that Landlord exercises its right under the preceding sentence, Tenant shall fully cooperate with Landlord, in all reasonable respects, to cause an L/C to be assigned and conveyed to, or reissued to, such purchaser or successor landlord, as the case may be, and Tenant shall bear any expenses incurred in connection therewith.

5.2Notwithstanding the foregoing, on the express condition that no Event of Default by Tenant has occurred at any time prior to the sixty-five (65) month anniversary of the Commencement Date (the “Burn Off Date”), then the amount of the Security Deposit required hereunder after the Burn Off Date shall thereafter be deemed to be $125,000.00 (the “Reduced Security Amount”).  In order to effectuate the reduction of the Security Deposit, Tenant shall deposit with Landlord either (a) a replacement L/C satisfying the conditions of Section 5.1, in the amount of the Reduced Security Amount, or (b) a cash security deposit (a “Cash Security Deposit”) in the amount of the Reduced Security Amount, and upon receipt of such replacement L/C or Cash Security Deposit, as applicable, Landlord shall return to Tenant the original L/C held pursuant to Section 5.1.

5.3If Tenant deposits (a) the original Security Deposit in cash pursuant to Section 5.1, or (b) a Cash Security Deposit in the Reduced Security Amount as the “Security Deposit” pursuant to Section 5.2, the Security Deposit shall be held by Landlord as security for the full and faithful performance of each provision of this Lease to be performed by Tenant.  The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in the case of an Event of Default by Tenant.  If Tenant breaches any provision hereof, Landlord may, at its option, without limiting its remedies and without notice to Tenant, apply all or part of the Security Deposit to cure such breach and compensate Landlord for any loss or damage caused by such breach.  Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount.  No interest shall accrue on the Security Deposit and Landlord is not required to keep the Security Deposit separate from Landlord's own funds.  The Security Deposit shall be the property of Landlord, but shall be paid to Tenant within thirty (30) days after Tenant's obligations under this Lease have been completely fulfilled.  Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease (including the Security Deposit) and the Premises to a person or entity assuming Landlord's obligations under this Lease.

6.UTILITIES.

6.1Utilities.  Tenant shall pay all charges for heat, water, gas, electricity, telephone, internet and any other utilities and services used on or provided to the Premises, along with any taxes, penalties, and surcharges related thereto and any maintenance and facility charges in connection with the provision of such utilities.  In the event the Premises is not separately metered, Tenant shall have the option, subject to Landlord's prior written consent and the terms of this Lease, to cause the Premises to be separately metered at Tenant's cost and expense.  If Tenant does not elect to cause the Premises to be separately metered, Tenant shall pay a reasonable proration of utilities, as determined by Landlord.

6.2Interruption of Utilities.  Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, casualty, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; (f) act or default by Tenant or other party; or (g) any other cause beyond Landlord’s reasonable control.  In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Section 16 and Section 17 if such failure is a result of any casualty damage or Taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease.  In the event of any stoppage or interruption of services or utilities which are not obtained directly by Tenant, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable.  Tenant hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation concerning constructive eviction or permitting the termination of this Lease due to an interruption, failure or inability to provide any services.  Notwithstanding anything to the contrary contained in this Lease, if: (i) any utilities which are not obtained directly by Tenant are not provided to the Premises for a period in excess of five (5) consecutive business days after Tenant notifies Landlord of such cessation (“Interruption Notice”); (ii) such cessation is not caused by a fire or other casualty; (iii) such cessation results in any portion of the Premises being unusable and Tenant cannot and in fact does not use such portion of the Premises, and (iv) the cause of such interruption is due to the negligence or willful misconduct of Landlord or its agents or contractors, then Tenant shall be entitled to a per diem abatement of Rent payable hereunder during the period beginning on the sixth (6th) business day after Landlord receives such Interruption Notice and ending on the earlier of (aa) the day when the utility in question has been restored, or (bb) the date the Premises is again usable and/or Tenant does in fact use the Premises for the normal conduct of Tenant’s business.

7.TAXES.  Tenant shall pay to Landlord Tenant's Share of all Real Property Taxes (as herein defined) for each full or partial calendar year during the Term in accordance with the terms and provisions of Section 8 and Section 9 below.  “Real Property Taxes” shall mean (a) all taxes, assessments, supplementary taxes, possessory interest taxes, levies, fees, exactions or charges and other governmental charges, together with any interest, charges, fees and penalties in connection therewith, which are assessed, levied, charged, conferred or imposed by any public authority upon the Land, the Building, the Property, the Project or any other improvements, fixtures, equipment or other property located at or on the Land, the Building, the Property, or the Project, all capital levies, franchise taxes, any excise, use, margin, transaction, sales or privilege taxes, assessments, levies or charges and other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease (excluding net income taxes imposed on Landlord unless such net income taxes are in substitution for any Real Property Taxes payable hereunder), including but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Land, Building, Property, Project or Premises, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the share of the Land, Building, Property, Project and Premises of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Land, Building, Property, Project or Premises; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Land, Building, Property, Project or Premises; and (c) all reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by

Landlord for compliance, review and appeal of tax liabilities.  Prior to delinquency, Tenant shall pay all taxes and assessments, together with any interest, charges, fees and penalties in connection therewith, levied upon trade fixtures, alterations, additions, improvements, inventories, equipment and other personal property located and/or installed on the Premises by Tenant; and, upon request, Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments.  To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.  Landlord may, but is not obligated to, contest by appropriate legal proceedings the amount, validity, or application of any Real Property Taxes or liens thereof.  Notwithstanding the foregoing, Real Property Taxes shall not include (i) taxes, assessments and the like not due and payable during the Term; (ii) federal, state or local income taxes measured by Landlord’s income from all sources; (iii) gift, transfer, capital stock, estate, succession or inheritance taxes; (iv) any special assessments attributable to the initial construction of the Building, Property, Project or Premises; or (v) penalties or interest on late payment of Real Property Taxes unless caused by Tenant.  In computing Real Property Taxes, if any special assessment may be divided and paid in annual installments by Applicable Laws, then, for the purposes of the definition of Real Property Taxes, (i) such special assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by Applicable Laws, and (ii) there shall be deemed included in Real Property Taxes the annual installment of such special assessment becoming payable during such year, together with interest payable during such year on such annual installment and on all installments thereafter becoming due as provided by Applicable Laws, all as if such assessment had been so divided.

8.OPERATING EXPENSES.

8.1Operating Expenses.  Tenant shall pay to Landlord Tenant's Share of Operating Expenses for each full or partial calendar year during the Term, as provided in Section 9 below.  It is intended that this Lease be a “triple net lease,” and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, except as expressly set forth in this Lease.  To the extent the Building shares certain items or services with other buildings, Landlord shall reasonably allocate items or services between such buildings and/or users.

8.2Definition of Operating Expenses.  “Operating Expenses” means the total costs and expenses incurred by Landlord in the ownership, operation, maintenance, repair, replacement and management of the Building, the Land, the Building Common Area, the Project and/or the Project Common Area, including, but not limited to:  (1) repair, replacement, maintenance, utility costs and landscaping of the Building Common Area and Project Common Area, including, but not limited to, any and all costs of maintenance, repair and replacement of all parking areas (including bumpers, sweeping, striping and slurry coating), common driveways, loading and unloading areas, trash areas, outdoor lighting, sidewalks, walkways, landscaping (including tree trimming), irrigation systems, fences and gates and other costs which are allocable to the Building, the Building Common Area, the Land, the Project and/or the Project Common Area; (2) non-structural maintenance and repair of the roof (and roof membrane), skylights and exterior walls of the Premises (including exterior painting); (3) the costs relating to the insurance maintained by Landlord as described in Section 11.1 below, including, without limitation, Landlord's cost of any commercially reasonable deductible or self-insurance retention (Tenant hereby acknowledging and agreeing that such deductibles that are generally consistent with those maintained either (aa) by Landlord and its affiliated entities with respect to their properties, consistently applied, or (bb) by prudent institutional owners of similar buildings in the county in which the Premises is located shall be deemed commercially reasonable for purposes of the foregoing); (4) costs under maintenance contracts for, and the repair and replacement of, the elevators, if any, and all heating, ventilation and air-conditioning (HVAC) systems, but only to the extent maintained by Landlord or to the extent used in common with other occupants of the Building or Project or otherwise serving any Common Area; (5) maintenance, repair, replacement, monitoring and operation costs of all mechanical, electrical and plumbing systems, but only to the extent maintained by Landlord or to the extent used in common with other occupants of the Building or Project or otherwise serving any Common Area; (6) maintenance, repair, replacement, monitoring and operation costs of the fire/life safety and sprinkler system (to the extent Landlord is obligated to do so pursuant to Section 12.2); (7) trash collection and snow removal costs; (8) costs of capital improvements or capital replacements (excluding the roof structure) made to or capital assets acquired for the Building, the Project, or the Land after the Commencement Date that are intended to reduce Operating Expenses or are reasonably necessary for the health and safety of the occupants of the Building or the Project or are required under any governmental law or regulation enacted or becoming effective after the Commencement Date, which capital costs, or an allocable portion thereof, shall be amortized over the useful life of the capital improvement or replacement, together with interest on the unamortized balance at eight percent (8%) per annum (collectively, “Permitted Capital Expenditures”); (9) intentionally deleted; (10) any other reasonable costs incurred by Landlord related to the Building, the Land and/or the Project including, but not limited to, paving, parking areas, roads, driveways, alleys, mowing, landscape; (11) assessments, association fees and all other costs assessed or charged under any owner's association, reciprocal easement, covenants or comparable document affecting the Building or the Project; and (12) a management fee, not to exceed 5% of gross receipts from leases at the Building and/or the Project (the “Management Fee”), for the management of this Lease, the Premises, the Building, the Land and/or the Project including the cost of those services which are customarily performed by a property management services company, whether performed by Landlord or by an affiliate of Landlord or through an outside management company or any combination of the foregoing.  Operating Expenses shall not include (i) replacement of or structural repairs to the roof structure or the exterior walls; (ii) repairs to the extent covered by insurance proceeds that are actually received by Landlord, or paid by Tenant or other third parties; (iii) alterations solely attributable to tenants of the Project other than Tenant; (iv) marketing expenses; (v) any cost or expense associated with compliance with any laws, ordinances, rules or regulations regarding any condition existing in the Building or on the Land or in the Project if such condition existed prior to the Commencement Date; (vi) attorney’s fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants of the Building; (vii) costs paid or incurred by Landlord to remove Hazardous Materials, except to the extent such Hazardous Materials are caused, installed, disposed of, released, contributed to, aggravated or exacerbated by Tenant or any Tenant Parties; (viii) costs relating to performance of Landlord Repair Items; (ix) any management fee to the extent in excess of the Management Fee; (x) except as specifically provided in this Lease with regard to amortization of capital improvement costs, interest on debt or payments on any mortgage, and rental under any ground or underlying leases; (xi) any capital expenditures other than Permitted Capital Expenditures; (xii) salaries, benefits or other compensation paid to leasing agents, promotional directors, officers, directors and executives of Landlord above the rank of building managers, or not involved in the day-to-day operations or management of the Property (except for out-of-pocket expenses of such persons related to the Property); (xiii) any bad debt expense or bad debt reserve or any reserves; and (xiv) amounts paid to persons or entities affiliated with, controlled by, controlling of, or under common control with, Landlord to the extent such amounts are greater than would have been charged by an unaffiliated third party in an arms-length transaction; (xviii) costs resulting solely and directly from the negligence of Landlord, its agents, employees or contractors; and (xiv) expenses in connection with services or other benefits of a type which are not provided to Tenant but are provided to another tenant or occupant.

8.3Gross Up.  If the Project is less than ninety-five percent (95%) occupied during any calendar year, the variable components of Operating Expenses as reasonably determined by Landlord shall be calculated as if the Project had been 95% occupied for the full calendar year.  Any Operating Expenses or Real Property Taxes that are specifically attributable to the Building or to any other building in the Project or to the operation, repair and maintenance thereof, may be allocated entirely to the Building or to such other building.  However, any Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, may be equitably allocated by Landlord to all buildings in the Project.

9.ESTIMATED EXPENSES.

9.1Payment.  “Estimated Expenses” for any particular year shall mean Landlord's estimate of Operating Expenses and Real Property Taxes for a calendar year.  Tenant shall pay Tenant's Share of the Estimated Expenses with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year.  If at any time Landlord determines that Operating Expenses and/or Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by written notice to Tenant but not more than twice per calendar year, revise such Estimated Expenses, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year.

9.2Adjustment.  “Operating Expenses and Real Property Taxes Adjustment” (or “Adjustment”) shall mean the difference between Tenant's Share of Estimated Expenses, on the one hand, and Tenant's Share of Operating Expenses and Real Property Taxes, collectively, on the other hand, for any calendar year.  Promptly after the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant's Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment.  If Tenant's payments are less than Tenant's Share, then Tenant shall pay the difference within thirty (30) days after receipt of such statement.  Tenant's obligation to pay such amount shall survive the expiration or termination of this Lease.  If Tenant's payments exceed Tenant's Share, then so long as an Event of Default by Tenant has not occurred Landlord shall credit such excess amount to future installments of Tenant's Share for the next calendar year (or pay to Tenant such excess in the event the Term has expired).  If an Event of Default by Tenant occurs, Landlord may, but shall not be required to, credit such amount to Rent arrearages.

9.3Tenant Audit.  Tenant shall have the right within thirty (30) days following its receipt of Landlord's statement of the actual amount of Operating Expenses for the prior calendar year to provide Landlord with written notice ("Tenant’s Notice") that Tenant desires to audit such of Landlord's books of account and records as pertain to and contain information concerning Operating Expenses for the prior calendar in order to verify the amounts thereof.  Tenant shall have the right to inspect, at reasonable times and in a reasonable manner consistent with standard auditing guidelines, during the thirty (30) day period following Landlord’s receipt of the Tenant’s Notice such books of account and records.  Tenant agrees that any information obtained during an inspection by Tenant of Landlord's books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant's attorneys, accountants and other consultants or as may be required during litigation. Any parties retained by Tenant to inspect Landlord's books of account and records shall (i) be a CPA, (ii) be nationally, regionally or locally recognized and have experience with auditing operating expenses or common area maintenance expenses for industrial properties and (iii) not be compensated on a contingency fee or commission basis.  If Tenant does not timely provide Landlord with Tenant’s Notice, or if Tenant timely provides Tenant’s Notice and thereafter Tenant does not dispute any item or items included in the determination of the Operating Expenses for a particular calendar year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within thirty (30) days after Landlord’s receipt of Tenant’s Notice, Tenant shall be deemed to have approved such statement.  If Landlord and Tenant determine that Operating Expenses for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such audit by Tenant provided that such fees shall not exceed $2,000.  In the event the results of the audit (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant's payments exceed Tenant's Share, then so long as an Event of Default by Tenant has not occurred Landlord shall credit such excess amount to future installments of Tenant's Share for the next calendar year (or pay to Tenant such excess in the event the Term has expired).  In the event that such results show that Tenant's payments are less than Tenant's Share, then Tenant shall pay the difference within twenty (20) days after such audit.  Tenant's obligation to pay such amount shall survive the expiration or termination of this Lease.

10.INDEMNITY AND WAIVER OF CLAIMS.

10.1Tenant Indemnity.  Subject to Section 11.3.5, Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and Landlord's affiliated entities, and each of their respective trustees, members, managers, principals, beneficiaries, partners, directors, officers, employees, shareholders, Mortgagees, agents, contractors, successors and assigns (individually and collectively, “Landlord Indemnitees”) from and against any and all claims, judgments, causes of action, damages, obligations, penalties, fines, taxes, costs, liens, liabilities, losses, charges and expenses, including without limitation all attorneys' fees and other professional fees (collectively referred to as “Losses”) which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Indemnitees at any time during or after the Term by any third party and arising out of or in connection with (1) any Event of Default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (2) any damages or injury occurring in the Premises, Tenant's use of the Premises, any acts or omissions (including violations of Applicable Laws) of Tenant or any Tenant Party, the conduct of Tenant's business, or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Building, the Common Area, the Property or other portions of the Project, except with respect to each of the foregoing to the extent caused by Landlord's negligence or willful misconduct, provided however, in no event shall Tenant be liable for any special, indirect, incidental, or consequential damages whatsoever except in connection with a failure by Tenant to comply with its obligations under Section 15 (Environmental Matters) and/or Section 23 (Holding Over).  Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the reasonable costs of such defense.  The obligations of Tenant under this Section 10.1 shall survive the termination of this Lease with respect to any claims or liability arising or accruing prior to such termination.

10.2Landlord Indemnity.  Subject to Section 10.3 and Section 11.3.5, Landlord shall protect, defend, indemnify and hold harmless Tenant from and against any and all loss, cost, liability, or expense resulting therefrom, to the extent arising out of or relating to any negligence or intentional misconduct of Landlord or Landlord Indemnitees; provided however, in no event shall Landlord be liable for any special, indirect, incidental, or consequential damages whatsoever.  The obligations of Landlord under this Section 10.2 shall survive the termination of this Lease with respect to any claims or liability arising or accruing prior to such termination.

10.3Waiver of Claims.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of illness or injury to persons in, upon or about the Premises arising from any cause, and all risk of damage to property including, but not limited to, Tenant's Property and all Alterations in, upon or about the Premises, the Building, the Land, the Common Area or other portions of the Property arising from any cause and Tenant hereby expressly releases Landlord and the Landlord Indemnities and waives all claims in respect thereof against Landlord and the Landlord Indemnities; provided, however, subject to Section 11.3.5, the foregoing release and waiver shall not apply to the extent such claims are caused by Landlord's gross negligence or willful misconduct.  Without limiting the generality of the foregoing, Landlord shall not be liable for any damages arising from any act or neglect of any contractor or other tenant, if any, of the Building or the Project or Landlord's failure to enforce the terms of any agreements with parties other than Tenant.

11.INSURANCE.

11.1Landlord.  Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, “all risk” or “special cause of loss form” coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles in the form and endorsements of such coverage as reasonably selected by Landlord, together with business interruption insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss.  Landlord shall also maintain a commercially reasonable CGL Policy (as hereinafter defined) (Tenant hereby acknowledging and agreeing that such CGL Policy that is generally consistent with those maintained either (a) by Landlord and its affiliated entities with respect to their properties, consistently applied, or (b) by prudent institutional owners of similar buildings in the county in which the Premises is located shall be deemed commercially reasonable for purposes of the foregoing).  Landlord may also carry such other insurance as Landlord may deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall reasonably determine.  Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord's cost of any reasonable self-insurance deductible or retention.

11.2Tenant.  Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance (and any other commercially reasonable form(s) of insurance Landlord may reasonably require from time to time, provided that Landlord shall not require Tenant to maintain any other insurance during the initial Term unless the operations of Tenant should change in a material manner from those conducted on the Commencement Date) in the following coverage amounts, which coverage amounts Landlord may, after the expiration of the initial Term (unless the operations of Tenant should change in a material manner from those conducted on the Commencement Date, in which event such limitation shall not apply), reasonably increase from time to time upon reasonable advance written notice to Tenant in the event Tenant’s operations change or Landlord otherwise reasonably determines that such coverage amounts are inadequate under the circumstances:

11.2.1

Commercial General Liability Insurance (Occurrence Form).  A policy of commercial general liability insurance (“CGL Policy”) (occurrence form) having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate per location (if Tenant has multiple locations) (and not more than Fifty Thousand Dollars ($50,000.00) self-insured retention/deductible), providing coverage for defense costs outside of the policy limits and including coverage for, among other things, bodily injury, personal injury, property damages arising out of Tenant’s operating and contractual liabilities, including coverage formerly known as broad form, blanket contractual liability for both oral and written contracts, premises and operations, personal and advertising injury, and with an “Additional Insured-Managers or Lessors of Premises Endorsement” and containing the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire.  The CGL Policy shall delete the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit.  The CGL Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant's indemnity obligations under this Lease;

11.2.2	Automobile Liability Insurance. Business automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles;

11.2.3

Workers' Compensation and Employer's Liability Insurance.  Workers' compensation insurance having limits not less than those required by applicable state and federal statute, and covering all persons employed by Tenant, including volunteers, in the conduct of its operations on the Premises, together with employer's liability insurance coverage in the amount of at least One Million Dollars ($1,000,000.00) each accident for bodily injury by accident; One Million Dollars ($1,000,000.00) each employee for bodily injury by disease; and One Million Dollars ($1,000,000.00) policy limit for bodily injury by disease;

11.2.4

Property Insurance.  “All risk” or “special cause of loss form” property insurance including coverage for vandalism, malicious mischief, sprinkler leakage and, if applicable, boiler and machinery comprehensive form, insuring (1) Tenant's fixtures, furniture, equipment (including electronic data processing equipment, if applicable), merchandise, inventory, and all other personal property and other contents contained within the Premises (collectively “Tenant's Property”) and (2) the Alterations (as hereinafter defined) in an amount equal to the then applicable full replacement cost thereof.  Landlord shall be designated as a loss payee with respect to Tenant's property insurance on any Alterations.  The foregoing property insurance shall include warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises, if the property of Tenant's invitees is to be kept in the Premises;

11.2.5

Business Interruption.  Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings for a period of not less than twelve (12) months, attributable to all perils included in the “all risk” or “special cause of loss form” property insurance policy required in Section 11.2.4 above or attributable to prevention of access to the Premises as a result of such perils; and

11.2.6

Environmental Insurance.  If required by Landlord because of special environmental concerns regarding Tenant’s operations, Pollution Legal Liability Insurance and/or Environmental Impairment Insurance covering claims for damage or injury caused by hazardous materials, including, without limitation, bodily injury, wrongful death, property damage, including loss of use, removal, cleanup and restoration or work and material necessary to return the Premises and any other property of whatever nature located on the Premises to their condition existing prior to the appearance of Tenant’s hazardous materials on the Premises.  If such coverage is required, Landlord shall reasonably determine limits of liability, provided that such requirements are commercially reasonable and consistent with types and amounts of insurance required by prudent institutional owners of similar buildings in the county in which the Premises is located for tenants of similar uses as Tenant.

11.2.7

Umbrella/Excess Insurance.  An umbrella liability policy or excess liability policy having a limit of not less than Five Million Dollars ($5,000,000.00), which policy shall be in “following form” and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance.  Such umbrella liability policy or excess liability policy shall include coverage for additional insureds.

11.3General.

11.3.1

Insurance Companies.  Insurance required to be maintained by Tenant shall be written by companies licensed to do business in the state in which the Premises are located and having a “Financial Strength Rating” of at least “A-VIII” (or such higher rating as may be required by a Mortgagee [as herein defined] having a lien on the Premises) as determined by A.M. Best Company.

11.3.2

Certificates of Insurance.  Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of ACORD 28 (Evidence of Commercial Property Insurance) and ACORD 25-S (Certificate of Liability Insurance) (or in a form reasonably acceptable to Landlord in its reasonable discretion), no later than seven (7) days after the Effective Date of this Lease (but in any event prior to any entry onto the Premises by Tenant or any employee, agent or contractor of Tenant).  Upon request, Tenant shall also provide to Landlord certificates of insurance for all insurance required to be maintained by Tenant hereunder.  Tenant shall, at least ten (10) days prior to expiration of any required coverage, furnish Landlord with certificates of renewal or “binders” thereof. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements in Section 11.2 have been met, and failure of Landlord to demand such evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance.  If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and costs suffered or incurred by Landlord (including litigation costs and attorneys’ fees and expenses) resulting from said failure.  If Tenant fails to deliver any certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Term without Landlord’s prior written consent, Landlord may obtain such insurance for the exclusive benefit of Landlord, in which case Tenant shall reimburse Landlord for the cost of such insurance within 15 days after receipt of a statement that indicates the cost of such insurance.

11.3.3

Additional Insureds; Primary Coverage.  Landlord, Landlord's Mortgagee, if any, any property management company of Landlord for the Premises, and any other party designated in writing by Landlord shall be named as additional insureds (“Additional Insureds”) under Insurance Services Office (“ISO”) endorsement, CG201001 or its equivalent under all of the policies required by Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7, and such endorsement shall be included with the certificates to be provided to Landlord pursuant to Section 11.3.2 above.  The policies carried or required to be carried by Tenant pursuant to Sections 11.2.1, 11.2.2, 11.2.6 and 11.2.7 shall provide for severability of interest and shall be primary as respects the Additional Insureds, and any insurance maintained by the Additional Insureds shall be excess and non-contributing.

11.3.4	Limits of Insurance. The limits and types of insurance maintained by Tenant shall not limit Tenant's liability under this Lease, except as expressly provided in Section 11.3.5 below.
11.3.5

Mutual Waiver of Subrogation.  Notwithstanding anything to the contrary in this Lease, each party suffering damages (as applicable, the “Damaged Party”) waives, and shall cause its insurance carrier to waive, any right of recovery against the other (as applicable, the “Damaging Party”) for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried by the Damaged Party, would have been) covered by insurance of the Damaged Party.  For purposes of this Section 11.3.5, any deductible (the “Deductible”) with respect to a Damaged Party’s insurance shall be deemed covered by, and recoverable by such Damaged Party under, valid and collectable policies of insurance.  Notwithstanding anything herein to the contrary, the terms of this paragraph shall not be applicable to damages caused by the negligence or willful misconduct of the Damaging Party to the extent that such costs are less than the amount of the Damaged Party’s commercially reasonable deductible to restore, repair or replace such damages; provided however, that for purposes of this paragraph only, the Deductible of the Damaged Party (and the liability of the Damaging Party therefor for purposes of this paragraph only) shall be deemed not to exceed $25,000 per occurrence.

11.3.6

Notification of Incidents.  To the extent of Tenant’s actual knowledge, Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises, the Building, Common Areas, Property or the Project which could give rise to a claim under any of the insurance policies required under this Section 11.

12.REPAIRS AND MAINTENANCE.

12.1Tenant Obligations.  Except as otherwise expressly provided in Section 12.2, Tenant, at Tenant's sole cost and expense, shall keep and maintain the Premises in good, clean and safe order, condition and repair, including replacement (as necessary), including, without limitation, the following:  loading docks, roll up doors and ramps; floors, subfloors and floor coverings; walls and wall coverings (excluding painting of exterior walls); doors, locks and other locking devices, windows, glass and plate glass; ceilings, skylights, and lighting systems; all plumbing, electrical and mechanical equipment and systems inside or exclusively serving the Premises; all heating, ventilating and air conditioning equipment and systems exclusively serving the Premises (subject to Landlord's rights described below); and wiring, appliances and devices using or containing refrigerants, or otherwise attached to or part of Tenant's trade-fixtures and/or equipment.  Tenant shall enter into a regularly scheduled preventive maintenance/service contract (“Service Contract”) with a maintenance contractor reasonably acceptable to Landlord for servicing all heating ventilation, and air conditioning systems and equipment inside or exclusively serving the Premises (collectively, the “HVAC System”), which Service Contract shall at a minimum comply with the requirements set forth on Exhibit I attached hereto.  Tenant shall deliver full and complete copies of the Service Contract to Landlord within one hundred twenty (120) days after the Commencement Date.  Notwithstanding the foregoing, if there is an Event of Default or Tenant has failed to properly maintain the Service Contract in full force and effect, Landlord may elect to maintain the Service Contract respecting the HVAC System, in which case Tenant shall reimburse Landlord within thirty (30) days after Landlord's demand for the cost of the Service Contract and shall promptly undertake and complete the repairs and/or replacements recommended by such maintenance contractor during the Term of this Lease.  All repairs and replacements by Tenant shall be made and performed:  (1) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (2) by certified contractors or mechanics reasonably approved by Landlord, (3) so that same shall be at least equal in quality, value and utility to the original work or installation, (4) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building or any of the mechanical, electrical, plumbing or other systems in the Building, Property or the Project, and (5) in accordance with the Rules and Regulations and all Applicable Laws.  In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under this Lease, which failure continues at the end of fifteen (15) days following Tenant's receipt of written notice from Landlord stating the nature of the failure (provided however, that such fifteen (15) day period shall be extended if Tenant commences such cure within said fifteen (15) day period, thereafter diligently prosecutes such cure to completion, and actually completes such repair within sixty (60) days), or in the case of an emergency immediately without prior notice, Landlord shall have the right to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant's sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the costs of maintenance, repairs or refurbishing).  Tenant shall maintain written records of maintenance and repair, and shall deliver copies thereof to Landlord within thirty (30) days following Landlord’s request.

12.2Landlord Obligations.  Landlord shall repair, maintain and replace in good order and condition the Common Areas (including, without limitation, by performing cleaning, snow removal, and landscaping of applicable areas of the Common Areas) and all of the structural portions of the Building, including, without limitation, the roof, foundation, and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Building, and all utilities to the point of connection to the Premises; provided however, (a) subject to Section 11.3.5, if any damage is caused by the negligence or willful misconduct of Tenant, or any Tenant Party, then such repairs shall be at Tenant's sole expense and (b) Landlord shall not be required to make any repair resulting from (1) any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (2) the installation, moving, use or operation of Tenant's Property, (3)  Tenant's use or occupancy of the Premises in violation of Section 15 of this Lease, (4) fire and other casualty, except as provided by Section 16 of this Lease, or (5) condemnation, except as provided in Section 17 of this Lease.  During the performance of such work, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and operation of the Premises; provided however, that (i) there shall be no abatement of Rent during the performance of such work, and (ii) Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant's use of the Premises during any repairs by Landlord.  Tenant waives any right to repair the Premises, the Building, the Project and/or the Common Area at the expense of Landlord under any Applicable Laws.

13.ALTERATIONS.

13.1Trade Fixtures; Alterations.

13.1.1Trade Fixtures.  Subject to limitations set forth in this Lease, Tenant may install necessary trade fixtures, equipment, and furniture in the Premises (collectively, “Tenant Owned Property”), provided that such items are installed and are removable without structural or material damage to the Premises, or the Building.

13.1.2Alterations.  Tenant shall not construct, nor allow to be constructed, any alterations, additions, improvements, or partitions (“Alteration(s)”) in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and which shall in any event be subject to Tenant's compliance with the provisions of Exhibit F and any other applicable reasonable requirements of Landlord regarding construction of improvements and alterations.  If requested by Landlord, Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof.  Notwithstanding anything contained herein to the contrary, Landlord’s consent shall not be required for any Alterations that satisfy all of the following criteria (each an “Approved Alteration”): such Alterations (a) are not visible from the exterior of the Premises; (b) will not affect the roof or structural portions of the Building; (c) do not affect other tenants or occupants (or other premises) of the Project in any material way, (d) do not affect any Building Systems; and (e) do not cost in excess of (i) $50,000.00 in any one instance, and (ii) $100,000.00 in the aggregate during any calendar year; provided however, that Tenant shall otherwise comply with the terms and conditions of the Lease relating to such Approved Alteration, including, without limitation, the terms and conditions of Exhibit F to the extent reasonably applicable under the circumstances.

13.2Damage; Removal.  Upon the expiration or earlier termination of this Lease, Tenant shall remove any or all Tenant Owned Property and Alterations made or installed by or for the benefit of Tenant and repair all damage caused by the installation or removal thereof; provided, however, Landlord may require Tenant to have all or any portion of the Alterations designated by Landlord to remain at the Premises, in which event they shall be and become the property of Landlord upon the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, at Tenant’s request prior to Tenant making any Alterations (including the Tenant Improvements), Landlord will notify Tenant in writing whether Tenant is required to remove the Alterations at the expiration or termination of this Lease.  All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area, the Property or the Project whatsoever.

13.3Liens.  Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith.  Tenant shall remove or bond over (in a manner reasonably satisfactory to Landlord) any such lien within ten (10) business days after notice from Landlord, and if Tenant fails to do so, an Event of Default by Tenant shall have occurred, and in addition, Landlord, without limiting its remedies, may bond, insure over or otherwise pay the amount necessary to cause such removal, whether or not such lien is valid.  The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.  Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed (except in connection with the Tenant Improvements) on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility.

14.LANDLORD'S RIGHTS.  Landlord reserves the right to enter the Premises upon reasonable notice to Tenant (or without notice in case of an emergency) and/or to undertake the following all without abatement of rent or liability to Tenant (provided that Landlord shall use commercially reasonable efforts to minimize any disruptions to Tenant’s business operations):  inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; make such alterations, repairs, improvements or additions to the Premises as required or permitted hereunder; change boundary lines of the Land so long as such change does not materially and adversely impact Tenant's use of the parking area and/or access to the Premises; install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Common Area or the Building; install, maintain and operate conduit cabling within the utility and/or conduit ducts and risers within the Building, as well as grant lease, license or use rights to third parties, to utilize the foregoing easements or licenses on the Land, the Property and/or the Project; grant easements, rights of way, utility raceways and make dedications; dedicate for public use portions of the Land, the Property and/or the Project; and record parcel maps, restrictions, covenants, conditions and restrictions affecting the Land, the Property and/or the Project and/or amendments to existing covenants or easements affecting the Property which do not unreasonably interfere with Tenant's use of the Premises or impose additional material monetary obligations on Tenant; change the name of the Building, the Property and/or the Project; affix reasonable signs and displays on the Building and/or the Land (including rental signs); and, show the Premises to prospective purchasers, current or prospective investors, Mortgagees, ground lessees or insurers, or, during the last twelve (12) months of the Term (or following any Event of Default), prospective tenants.  If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions.  However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after normal business hours.  Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.  Notwithstanding anything to the contrary in this Lease, except in the event of an emergency, neither Landlord nor any Landlord’s agents, employees or contractors shall access the labs or clean rooms within the Premises (collectively, the “Labs”) without being accompanied by a representative of Tenant; provided however, that Tenant shall (a) provide Landlord with prior written notice of the location of such Labs, and (b) make a representative of Tenant available to Landlord during regular business hours within twenty-four (24) hours after written request therefor (and in the event that Tenant fails to make such representative available within such 24-hour period, Landlord shall be permitted to access the Labs without the presence of a representative of Tenant).

15.ENVIRONMENTAL MATTERS.

15.1Hazardous Materials.  Tenant shall not cause nor permit, nor allow any of Tenant's or Tenant’s affiliates’ employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants (individually, a “Tenant Party” and collectively, “Tenant's Parties”) to cause or permit, any Hazardous Materials (as defined herein) to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Building, the Common Area, Property or the Project, except for (a) routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws, and (b) subject to the terms and conditions of Section 15.6 below, commercially reasonable amounts of Permitted Hazardous Materials (as hereinafter defined) in the ordinary course of Tenant’s business to the extent consistent with the Permitted Use and stored, used and disposed of in accordance with all applicable Environmental Laws.  Tenant agrees, if requested by Landlord to deliver copies of all Material Safety Data Sheets prepared by manufactures, importers or suppliers of any chemicals. Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion.  As used herein, the term “Environmental Laws” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Laws, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and explosives, flammables, or radioactive substances of any kind.  As defined in Environmental Laws, Tenant is and shall be deemed to be the “operator” of Tenant's “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.  Tenant and Tenant's Parties shall comply with all Environmental Laws and to the extent of Tenant’s actual knowledge, promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials (other than Permitted Hazardous Materials in compliance with Section 15.6) and office and janitorial supplies as permitted above, in, on, under or about the Premises or the improvements or the soil or groundwater thereunder. Tenant shall neither create or suffer to exist, nor permit any Tenant Party to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(1)) or any similar state statute. Upon reasonable advance notice (except in the event of an emergency, in which event advance notice shall not be required), Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations.  If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant's or any Tenant Party's occupancy, Tenant shall reimburse Landlord for the cost of conducting such tests.  The phrase “environmental condition” shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors.  In the event of any such environmental condition caused, contributed to, disturbed, exacerbated or dispersed by Tenant or Tenant Parties, Tenant shall promptly notify both the property manager and the Landlord and shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost to Landlord of performing work.  The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall promptly after receipt of Landlord's bills therefor or Landlord shall promptly refund to Tenant any excess deposit, as the case may be.

15.2Tenant’s Indemnification.  Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord) and hold harmless the Landlord Indemnitees from and against any and all Losses of or in connection with (1) Tenant and/or any Tenant Party's breach of this Section 15, or (2) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or any Tenant Party's activities, or failure to act, in connection with the Premises.  Landlord reserves the right to retain counsel for its defense, in which case Tenant shall be responsible for the reasonable cost of such defense.  This indemnity shall include, without limitation, any Losses arising from or in connection with (i) the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, (ii) the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, (iii) lost profits, consequential damages, the cost of demolition or rebuilding any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws), (iv) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories, and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Laws, and (v) diminution in the fair market value of the Property including without limitation any reduction in fair market rental value or life expectancy of the Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof.  Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto.  Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease.

15.3Environmental Questionnaire Disclosure.  Simultaneously with the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Survey Form in the form of Exhibit G attached hereto (“Survey Form”), and Tenant shall certify to Landlord that all information contained in the Survey Form is true and correct.  The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely on the information contained therein.  Within ten (10) days following receipt by Tenant of a written request therefor from Landlord (which request shall not be made more often than annually), Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to and after each such request, or which Tenant intends to store, generate, use or dispose of on, under or about the Premises.  At Landlord’s option, Tenant’s disclosure obligation under this Subparagraph shall include the requirement that Tenant update, execute and deliver to Landlord the Survey Form, as the same may be reasonably modified by Landlord from time to time.

15.4Surrender.  In the 90 days prior to the expiration or termination of the Lease, and for up to 90 days after the later to occur of: (i) Tenant’s full surrender to Landlord of exclusive possession of the Property; and (ii) the termination of this Lease, Landlord may have an environmental assessment of the Property performed.  Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the consultant performing such assessment which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property caused by the acts or omissions of Tenant or any Tenant’s Parties.  Tenant’s obligations under this Section 15.4 shall survive the expiration or termination of this Lease.

15.5Landlord Environmental Representations and Limitation of Tenant’s Liability. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable to Landlord for Hazardous Materials not caused, contributed to, disturbed, exacerbated or dispersed by Tenant or Tenant Parties.  Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge as of the date hereof, and except as may be set forth in any environmental report or assessment provided by Landlord to Tenant (if any), Landlord has not received a written notice from a governmental authority notifying Landlord that the Premises or the Project are not in compliance with any Environmental Laws that remains uncured.  For purposes of this Lease, the term “Landlord’s actual knowledge” shall mean and be limited to, the actual current knowledge of Colin Angeles, without any duty to investigate and provided that in no event shall such individual have any personal liability hereunder.  Except to the extent that Tenant or any Tenant Parties cause, contribute to, disturb, exacerbate or disperse such Hazardous Materials, Landlord agrees to indemnify, defend, protect and hold harmless Tenant and its directors, officers, shareholders, employees and agents from all losses and all other claims, actions, losses, damages, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred by such parties at any time and arising from or in connection with (a) the existence of Hazardous Materials in violation of Environmental Laws at or about the Premises, Building or Property at any time prior to the date Tenant first enters or occupies the Premises; or (b) the handling, release, threatened release, transport, storage, use or disposal, at any time, by Landlord, of Hazardous Materials at or about the Premises, Building or Property in violation of Environmental Laws; provided, however, in no event shall Landlord be liable for loss of business, punitive, consequential, special, incidental or indirect damages.

15.6Permitted Hazardous Materials.  Tenant has disclosed to Landlord that Tenant is licensed to operate as a Small Quantity Generator of Hazardous Material.  Subject to the disclosure requirements under Section 15.3 above and all Environmental Laws, Tenant may maintain, store, and use, at the Premises the Hazardous Materials (a) identified on Exhibit L attached hereto (“Exhibit L Hazardous Materials”), and  (b) the following types of Hazardous Materials of similar type, class, nature and character (as classified by OSHA) as the Exhibit L Hazardous Materials: (i) Carcinogenicity under hazardous class 1A in an amount not to exceed 55 gallons; (ii) Oxidizing Liquids under hazardous class 2 in an amount not to exceed 20 gallons; (iii) Flammable Liquid  under hazardous class 3 in an amount not to exceed 50 gallons; (iv) Flammable solid under hazardous class 2 in an amount not to exceed 200 lbs; and (v) cell culture and human tissue for the recellularization and bioengineering of organs (items (a) and (b), collectively, “Permitted Hazardous Materials”); provided however, that such Permitted Hazardous Materials shall (aa) be received, maintained, treated, stored, and used by Tenant in a manner consistent with good engineering practices and standards that are deemed generally acceptable in the biological research and development industry in the county in which the Premises is located, and in compliance with all Environmental Laws and the standards established by the National Fire Protection Association, and (bb) include only such types of Hazardous Materials and in such quantities as are reasonable and customary in biological research and development at similar types of buildings in the county in which the Premises is located that are operated by prudent tenants performing similar operations, and (cc) not be disposed on, at or under the Property (but shall instead be disposed of by Tenant off-site).  Landlord’s consent under this Section 15.5 shall in no way relieve Tenant of its obligations under Section 15.  Tenant’s indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the use of the Permitted Hazardous Materials or the breach of Tenant’s obligations or representations set forth above.  It is the intent of this provision that Tenant be strictly liable to Landlord as a result of Tenant’s use of Permitted Hazardous Materials without regard to the fault or negligence of Tenant, Landlord or any third party.  Tenant hereby represents and warrants to Landlord that Tenant is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

16.DAMAGE AND DESTRUCTION.  If at any time during the Term all or a portion of the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after Landlord becomes aware of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises (the “Rebuild Estimate”).  If the restoration time is estimated to exceed nine (9) months from the issuance of all permits, Landlord or Tenant may elect to terminate this Lease by providing written notice to the other party on or before thirty (30) days after delivery by Landlord to Tenant of Landlord's notice describing the estimated restoration time.  In addition, Landlord, by written notice to Tenant within ninety (90) days after the date of the fire or other casualty shall have the right to terminate this Lease if: (1) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt or ground lease, (2) a material uninsured loss to the Building or Premises occurs, or (3) there are insufficient insurance proceeds to complete such restoration.  If neither party either elects to terminate this Lease as provided above or if neither party has the right to terminate this Lease as provided above, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly commence to restore the Premises to substantially the same condition that existed prior to the fire or other casualty (except for modifications required by Applicable Laws), exclusive of any Alterations, additions, improvements, fixtures and equipment installed by or on behalf of Tenant (“Landlord’s Repair Obligation”), subject to delays arising from the collection of insurance proceeds or from Force Majeure events.  Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the fire or other casualty, or the repair thereof.  Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord.  Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than three (3) months to repair such damage.  Notwithstanding the foregoing, if (a) Landlord is not diligently proceeding to substantially complete the Landlord’s Repair Obligation, and (b) Landlord’s Repair Obligation has not been substantially completed within ninety (90) days after the estimated restoration date set forth in the Rebuild Estimate (the last day of such 90-day period, as the same may have been extended on account of Tenant Caused Delays (as hereinafter defined) or Force Majeure, such date being the “Casualty Termination Date”), Tenant shall have the right to terminate this Lease by providing thirty (30) days’ prior written notice to Landlord thereof; provided however, such termination notice shall be null and void if Landlord actually substantially completes such Landlord’s Repair Obligation within such thirty (30) days period.  In the event Landlord is delayed in the substantial completion of Landlord’s Repair Obligation by Force Majeure or Tenant Caused Delays, such delays shall be excused for all relevant purposes and the Casualty Termination Date shall be extended for all relevant purposes to account for all such delays resulting from Force Majeure and Tenant Caused Delays.  For purposes herein, the term “Tenant Caused Delays” shall mean delays in the design, construction or substantial completion of Landlord's Repair Obligation caused or contributed to by Tenant or any of the Tenant Parties.  In the event any Tenant Caused Delay causes Landlord to pay or incur costs or expenses in connection with the design, construction and/or completion of the Landlord’s Repair Obligation in excess of the costs or expenses that would otherwise have been paid or incurred by Landlord, Tenant shall pay any such reasonable out-of-pocket excess costs and expenses to Landlord, as Additional Rent, within thirty (30) days after Landlord submits invoices for any such excess costs or expenses.  Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is untenantable bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.  Tenant agrees that the terms of this Section 16 shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

17.CONDEMNATION.  If any part of the Premises or the Building should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord's ownership or operation of the Property and/or the Project (as determined by Landlord) or Tenant’s use and possession of the Premises (as mutually determined by Landlord and Tenant acting reasonably and in good faith), then upon written notice by either Landlord or Tenant, as applicable, this Lease shall terminate and Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes shall be apportioned as of said date.  If any portion of the Premises or the Building shall be Taken and such Taking does not materially interfere with or impair Landlord’s ownership or operation of the Property and/or the Project and/or Tenant’s use and possession of the Premises, and this Lease is not terminated as provided above, the Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes payable hereunder during the unexpired Term shall be reduced to such extent as Landlord reasonably determines under the circumstances.  In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Property, any Alterations paid for by Tenant, and any other award that does not reduce the award payable to Landlord, if a separate award for such items is made to Tenant.  If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.  Tenant agrees that the terms of this Section 17 shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

18.DEFAULT.

18.1Event of Default.  The occurrence of any of the following events shall, at Landlord's option, constitute an “Event of Default”:

18.1.1

Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days after written notice to Tenant; provided, however, that Landlord shall only be obligated to provide such written notice to Tenant twice within any calendar year and in the event Tenant fails to timely pay Base Rent or any other sum required herein for a third time during any calendar year, then Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant and the same shall, at Landlord’s option, constitute an Event of Default.

18.1.2

Tenant or any guarantor or surety of Tenant's obligations hereunder shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively, a “proceeding for relief”); (3) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (4) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

18.1.3

Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

18.1.4

Tenant shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease; provided, however, that Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (1) ensure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (2) ensure that the Premises are secured and not subject to vandalism, and (3) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect.

18.1.5	There shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.
18.1.6	Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within fifteen (15) days after any such lien or encumbrance is filed against the Premises.
18.1.7

Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 18.1, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default; provided, however, that if the nature of such default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period, thereafter diligently prosecutes such cure to completion, and actually completes such repair within ninety (90) days.

18.2Landlord's Remedies.  Upon any Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

18.2.1

Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Landlord may recover from Tenant the following: (a) the worth at the time of award of the unpaid Rent which had been earned at the time of such termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus (e) at Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by law.  As used in subsection (a) and subsection (b) above, the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law.  As used in subsection (c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

18.2.2

If Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

18.2.3

Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Section 18.2.1 and Section 18.2.2, or any law or other provision hereof), without prior demand or notice except as required by law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

18.2.4

Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder.  Tenant waives, for Tenant and for all those claiming by, through or under Tenant, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

18.2.5

If Landlord elects to cure such Event of Default by Tenant, Landlord may, at Landlord's option, enter into and upon the Premises and correct the same without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom.  If any lien is filed and not cured within the fifteen (15) day time period set forth above, then Landlord may take such action as may be necessary to remove such lien. Tenant agrees to pay Landlord an amount equal to one hundred ten percent (110%) of any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, including without limitation, attorney’s fees, together with interest thereon at the Applicable Interest Rate from the date of expenditure.

18.2.6

Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that except as provided in Section 18.2.1 and Section 18.2.2 above, such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.  Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one (1) or more of its rights in connection with any subsequent Event of Default.  A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.  Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises).  Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting; provided however, that Landlord agrees to use commercially reasonable efforts to mitigate its damages in connection with any Event of Default.

18.3Default by Landlord.  The failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord, shall be deemed to be a default by Landlord under this Lease; provided, however, that if the nature of Landlord’s default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.  In the event of a default by Landlord beyond applicable cure periods, Tenant may, as its sole and exclusive remedies, either: (a) sue for damages directly resulting from such default by Landlord (provided that in no event shall Landlord be liable for punitive, consequential, special, incidental or indirect damages); or (b) perform the obligations described in the notice in which case Landlord shall reimburse Tenant for the reasonable third-party out-of-pocket costs of the performance of such obligations within thirty (30) days after Tenant’s submission of an invoice therefor.  If Tenant elects to proceed under clause (b) above, then the Landlord’s default shall be deemed to have been cured when Tenant’s expense has been reimbursed in full.  Notwithstanding anything in this Lease to the contrary, in no event shall Tenant have any right to set off or deduct from Rent or other sums owing to Landlord.

19.ASSIGNMENT AND SUBLETTING.

19.1Tenant shall not assign, sublet, convey, mortgage, license or otherwise transfer (any of the foregoing, a “Transfer”), whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed; provided however, that in no event shall any initial public offering of ownership interests in Tenant on a public securities exchange, or the sale of any stock or securities of Tenant on a public securities exchange, require the consent of Landlord.  A “Transfer” shall be deemed to include, without limitation, any of the following:  (i) the merger of Tenant with any other entity or the indirect or direct transfer of any controlling or managing ownership or beneficial interest in Tenant, and (ii) the assignment or transfer of a substantial portion of the assets of Tenant, whether or not located at the Premises.  If Tenant desires to undertake a Transfer, Tenant shall give Landlord prior written notice thereof with copies of all related documents and agreements associated with the Transfer, including without limitation, the financial statements of any proposed assignee, subtenant or transferee, at least thirty (30) days prior to the anticipated effective date of the Transfer.  Tenant shall pay Landlord's reasonable attorneys' and financial consultant's fees incurred in the review of such documentation whether or not a Transfer is consummated or approval is granted, which amounts shall not exceed $3,000 per request.  If Landlord fails to notify Tenant in writing of Landlord’s approval or disapproval of any proposed Transfer within fifteen (15) business days of Landlord’s receipt of all required documentation, Tenant may deliver a second request with a conspicuous notice that failure to respond will result in a deemed approval (which request shall contain the following phrase on page 1 of such request in all capital letters and boldface type “FINAL NOTICE: LANDLORD’S FAILURE TO RESPOND TO TENANT’S TRANSFER REQUEST WITHIN FIVE (5) BUSINESS DAYS OF THE DATE OF THIS LETTER SHALL BE DEEMED YOUR APPROVAL OF SAME.”), and if Landlord does not respond to such second request within five (5) business days, Landlord shall be deemed to have approved such Transfer.  If Landlord approves, or is deemed to have approved, of such Transfer, the parties shall enter into a consent agreement in a form reasonably designated by Landlord, and in the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder.  Any purported Transfer contrary to the provisions hereof shall be void and constitute an Event of Default.  This Lease may not be assigned by operation of law.  In the event of an assignment of this Lease or subletting of more than 35% of the rentable square footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), Landlord shall have the right to recapture the portion of the Premises that Tenant is proposing to assign or sublease.  If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination.  Notwithstanding the foregoing, if Landlord exercises its recapture right, Tenant may rescind its request for Landlord’s consent by giving written notice to Landlord within five (5) days after the exercise of Landlord’s recapture right and in such event, Landlord’s election to recapture the Premises or a portion thereof shall be deemed to be null and void. If Tenant receives rent or other consideration for any such Transfer in excess of the Rent, or in the case of a sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder, after Tenant's recovery of its actual and reasonable attorney's fees, brokerage commissions and improvement allowances or improvement costs incurred directly in connection with such assignment or subletting, determined on a straight-line basis.  Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment had been made, and in no event shall any assignment or other Transfer release or relieve Tenant from any obligation under this Lease.  Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant's rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

19.2Notwithstanding anything to the contrary contained in this Section 19, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subsection as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a Transfer of any right or interest in the Use of all or any part of the Premises.

19.3Notwithstanding anything to the contrary contained in this Section 19, provided no Event of Default is then in existence, an assignment of this Lease or subletting or transfer of all or a portion of the Premises (a “Permitted Transfer”) to (i) an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), or (ii) any successor entity, whether by merger, consolidation, purchase of shares or otherwise, or any entity that purchases all or substantially all of Tenant’s assets, shall not require Landlord’s consent nor trigger any termination, recapture or rent-sharing rights on the part of the Landlord, provided that (a) Tenant gives ten (10) days prior written notice of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such affiliate, and (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (c) after such transaction is effected, such proposed transferee shall have a Tangible Net Worth (as defined below) at least equal to Tenant’s Tangible Net Worth as of the date immediately preceding the applicable Transfer (provided that Tenant shall not in bad faith manipulate the Tangible Net Worth of Tenant and/or the applicable assignee to satisfy this clause), as evidenced to Landlord's reasonable satisfaction prior to the date of such Transfer, and (d) Tenant shall remain liable hereunder.  Furthermore, the transfer shall be for a bona fide business purpose which is not, directly or indirectly, for the purpose of transferring the leasehold estate created hereby in avoidance or contravention of the provisions of this Section.  The term “controlled by” or “commonly controlled with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity.  For illustrative purposes, the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.  The term “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights and franchises

20.ESTOPPEL, ATTORNMENT AND SUBORDINATION.

20.1Estoppel.  Within ten (10) business days after written request by Landlord, Tenant shall execute and deliver a commercially reasonable certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the amount of Rent that is due and payable, and the existence, to Tenant’s knowledge, of any Event of Defaults and.  Tenant's failure to deliver said statement within five (5) days after Landlord’s second request shall be an Event of Default hereunder and shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured Event of Defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (3) no more than one month's Base Rent has been paid in advance.

20.2Subordination.  This Lease shall be and at all times remain subject and subordinate to all ground leases, master leases and all mortgages and deeds of trust which now or hereafter affect the Premises, the Property or the Project or Landlord's interest therein (including any modifications, renewals or extensions thereof and all amendments thereto) (collectively, referred to as a “Mortgage”), all without the necessity of Tenant's executing further instruments to effect such subordination; provided, however, that so long as Tenant shall not be in an Event of Default under this Lease, Tenant’s rights under this Lease shall not be affected or disturbed.  The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”.   If requested, Tenant shall execute and deliver to Landlord within ten (10) business days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph including a Subordination, Nondisturbance and Attornment Agreement (“SNDA”) in the form reasonably required by the applicable Mortgagee as long as such form includes reasonable non-disturbance protection of Tenant provided that no Event of Default occurs.  Upon Tenant’s written request, Landlord shall use commercially reasonable efforts to obtain a commercially reasonable SNDA from any Mortgagee existing as of the date hereof.  Notwithstanding anything contained in this Lease to the contrary, (1) the obligation for commissions under this Lease shall not be binding on, and will not be enforceable against, any of Landlord's Mortgagees, and (2) such commission obligation shall be unconditionally subordinate to the lien of any Mortgage, and any commissions otherwise payable under this Lease shall not be due or payable after an event of default under any such mortgage or other security interest.  Notwithstanding anything to the contrary contained in this Section 20.2, the holder of any such Mortgage may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of executing, delivery or recording and in the event such Mortgagee shall have the same rights with respect to this Lease as though this Lease has been executed prior to the executing, delivery and recording of such Mortgage and had been assigned to such Mortgagee.

20.3Attornment.  Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon any foreclosure of any Mortgage upon such land or buildings or upon the execution of any deed in lieu of foreclosure in respect to such Mortgage.  Tenant shall pay all rental payments required to be made pursuant to the terms of this Lease for the duration of the term of this Lease.  Tenant’s attornment shall be effective and self-operative without the execution of any further instrument immediately upon Mortgagee’s succeeding Landlord’s interest in this Lease and giving written notice thereof to Tenant.  If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein; provided, however, that no such Mortgagee or successor- in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such Mortgagee where such consent is required under applicable loan documents, other than any amendment or modification expressly contemplated by the terms of this Lease (for example an amendment in connection with the exercise by Tenant of a renewal or expansion right, if any).  Mortgagee shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under this Lease, nor for the return of any sums which Tenant may have paid to Landlord under this Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Mortgagee, provided that the foregoing shall not release Mortgagee from the ongoing maintenance obligations of Landlord under this Lease (if such Mortgagee succeeds to the interest of Landlord under this Lease).  If Mortgagee, by succeeding to the interest of Landlord under this Lease, should become obligated to perform the covenants of Landlord hereunder, then, upon, any further transfer of Landlord’s interest by Mortgagee, all such obligations shall terminate as to Mortgagee.

20.4Mortgagee Protection.  Tenant agrees to give any Mortgagee of any Mortgage secured by the Premises, the Property or the Project, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant concurrently with delivery to Landlord, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such Mortgagee.  Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Mortgagee shall have an additional sixty (60) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Mortgagee has commenced within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default).  Notwithstanding the foregoing, in no event shall any Mortgagee have any obligation to cure any default of the Landlord.

21.LIMITATION OF LIABILITY.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING.  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD INDEMNITEES. NEITHER LANDLORD NOR ANY LANDLORD INDEMNITEES SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD INDEMNITEES OR MORTGAGEES BE LIABLE TO TENANT FOR LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.  WHENEVER LANDLORD TRANSFERS ITS INTEREST, LANDLORD SHALL BE AUTOMATICALLY RELEASED FROM FURTHER PERFORMANCE UNDER THIS LEASE AND FROM ALL FURTHER LIABILITIES AND EXPENSES HEREUNDER AND THE TRANSFEREE OF LANDLORD’S INTEREST SHALL ASSUME ALL LIABILITIES AND OBLIGATIONS OF LANDLORD HEREUNDER FROM THE DATE OF SUCH TRANSFER.

22.INTENTIONALLY OMITTED.

23.HOLDING OVER.  If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall, at Landlord's option, constitute a month-to-month tenancy, at a rent (determined on a per month basis without reduction for partial months during the holdover) equal to 150% of the Base Rent and 100% of the Additional Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease.  This Section shall not be construed as Landlord's permission for Tenant to hold over.  Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above.  If Tenant fails to surrender the Premises within thirty (30) days following the later of (i) expiration or earlier termination of this Lease, and/or (ii) the date Landlord notifies Tenant in writing that Landlord requires possession of the Premises, then Tenant shall indemnify and hold Landlord harmless from and against all Losses resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.

24.NOTICES.  All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1; provided, however, notices sent by Landlord regarding general Building operational matters may be sent via e-mail to the e-mail address provided by Tenant to Landlord for such purpose.  In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient.  Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.SURRENDER.  Upon the expiration or earlier termination of this Lease, Tenant shall repair any damage to and restore the condition of the Premises in accordance with Section 13.2.  Tenant shall also remove all of Tenant's Property and shall repair all damage to the Premises, the Building, the Common Area, Property or the Project caused by the installation or removal of Tenant's Property.  In no event shall Tenant remove from the Building any mechanical or electrical systems, including without limitation, any power wiring or power panels, lighting or lighting fixtures, wall coverings, drapes, blinds or other window coverings, carpets or other floor coverings, heaters, air conditioners or any other heating and air conditioning equipment, fencing or security gates, load levelers, dock lights, dock locks or dock seals, or any wiring or any other aspect of any systems within the Premises, unless Landlord specifically permits or requires such removal in writing.  Notwithstanding anything to the contrary in this Lease, if Tenant installs any HVAC equipment at Tenant’s sole cost and expense (without reimbursement by Landlord pursuant to the HVAC Allowance or otherwise, “Tenant HVAC Equipment”), then Tenant shall have the option by providing thirty (30) days’ prior written notice to Landlord thereof, to remove such Tenant HVAC Equipment on or prior to the expiration or earlier termination of the Lease, so long as sufficient HVAC equipment remains in the Premises (after the removal of such Tenant HVAC Equipment) for a normal and customary tenant to operate the Premises as a normal and customary office premises consistent with similar premises in the county in which the Premises is located, as reasonably determined by Landlord.  Tenant shall surrender the Premises, together with all keys and security codes, to Landlord broom clean and in as good a condition as when received and generally in the condition described on Exhibit H attached hereto, ordinary wear and tear and damage by fire or casualty excepted.  Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed “reasonable wear and tear”. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration of the Premises.  Landlord shall not be responsible for the value, preservation or safekeeping of

Tenant’s Property.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred.  If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose of Tenant’s Property in any manner Landlord deems appropriate. For avoidance of doubt, Tenant shall remove the modular systems installed in the labs and clean rooms.

26.MISCELLANEOUS.

26.1Entire Agreement.  This Lease, Addenda, Exhibits and Schedules set forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein. All Exhibits referenced and attached to this Lease are incorporated in this Lease by this reference.  This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

26.2Time of Essence; Business Days.  Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.  For all purposes herein, a “business day” shall mean Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”).  Landlord may designate additional Holidays that are commonly recognized by other industrial buildings in the area where the Building is located.

26.3Attorneys' Fees; Jury Trial Waiver.  In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs.  Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.  THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

26.4Severability.  If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

26.5Law.  This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located, and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state.

26.6No Option.  Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

26.7Successors and Assigns.  This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 19, Tenant.

26.8Third Party Beneficiaries.  Nothing herein is intended to create any third party beneficiary.

26.9Memorandum of Lease.  Tenant shall not record this Lease or a short form memorandum hereof.

26.10Agency, Partnership or Joint Venture.  Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

26.11Merger.  The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

26.12Headings.  Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

26.13Security Measures.  Tenant hereby acknowledges that Landlord shall have no obligation to provide a guard service or other security measures whatsoever.

26.14Signs.  All signs and graphics of every kind visible in or from public view or corridors, the Common Areas or the exterior of the Premises (whether located inside or outside of the Premises) shall be subject to Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed) and shall be subject to Applicable Laws and in compliance with Landlord's signage program (if any).  The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Section 13 (Alterations).  Tenant, at Tenant’s sole cost and expense, shall remove all such signs and graphics prior to the termination of this Lease.  Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.  Unless otherwise expressly agreed herein, Landlord reserves all rights to the use of the roof of the Building, including the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Tenant’s business.  Landlord shall be entitled to all revenues from such advertising signs.  Subject to Applicable Laws and Landlord’s approval of the plans and specifications applicable thereto, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord agrees that Tenant may, at Tenant’s sole cost and expense, install Tenant-identification signage on the existing monument sign of the Building (the “Monument Sign”) and on the façade of the Building; provided however, that prior to the expiration or earlier termination of this Lease, Tenant shall remove all such signage and repair and restore all damage resulting from the installation and removal of such signage.  Landlord agrees to use commercially reasonable efforts to permit Tenant to install Tenant-identification signage on the top panel of the Monument Sign if such top panel becomes available.

26.15Waiver.  No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing.  No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party.  No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated.  Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

26.16Financial Statements.  Tenant shall provide to any Mortgagee, any purchaser of the Building, the Property and/or the Project or Landlord, within ten (10) days after request (but not more than once per year unless such request is in connection with a proposed sale or financing of the Building, in which event such limitation shall not apply), a current, accurate financial statement for Tenant and Tenant's business and financial statements for Tenant and Tenant's business for each of the three (3) years prior to the current financial statement year prepared under generally accepted accounting principles consistently applied and certified by an officer of the Tenant as being true and correct.

26.17Brokerage Commission.  Each party represents and warrants to the other that it has not entered into any agreement or incurred or created any obligation which might require the other party to pay any broker’s commission, finder’s fee or other commission or fee relating to the leasing of the Premises, other than the Broker(s) referenced herein.  Landlord shall pay Broker(s) pursuant to the terms of a separate agreement between Landlord and one or more of the Broker(s).  Each party shall indemnify, defend and hold harmless the other and the other’s constituent partners and their respective officers, directors, shareholders, agents and employees from and against all claims for any such commissions or fees made by anyone claiming by or through the indemnifying party.

26.18Authorization.  Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Premises is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

26.19Joint and Several.  If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.  In such event, requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities, and notices to any one person or entity shall be deemed to have been given to all persons and entities.

26.20Consents.  Except as otherwise provided elsewhere in this Lease, Landlord's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Material, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor.

26.21Force Majeure.  “Force Majeure” as used in this Lease means delays resulting from causes beyond the reasonable control of Landlord or Tenant, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Property or the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals by private parties or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance, failure or inability to secure materials, supplies or labor through ordinary sources, earthquake, or other natural disaster, epidemic, pandemic (including COVID-19) or any cause whatsoever beyond the reasonable control (excluding financial inability) of the Landlord or Tenant, or any of their contractors or other representatives, whether or not similar to any of the causes hereinabove stated.  The terms of this paragraph shall not be applicable to or excuse any failing on the part of Tenant to satisfy Tenant’s obligations to pay Rent or other required payments to Landlord

26.22OFAC.  Each party (each a “Representing Party”) hereby represents, warrants and certifies that: (i) neither it nor its officers, directors, or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States

Department of Justice, or the United States Treasury Department as a terrorist, “Specifically Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii) neither it nor its officers, directors or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation; and (iii) neither it nor its officers, directors or controlling owners is in violation of Presidential Executive Order 13224, the USA PATRIOT Act, (Public Law 107-56), the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto.  If the foregoing representations are untrue at any time during the Lease Term, an Event of Default will be deemed to have occurred, without the necessity of notice to the other party. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

26.23Roof Use by Landlord.  Landlord reserves the right to use the surface of the roof in any manner which does not materially interfere with Tenant's use of the Premises including, but not limited to, installation of telecommunication equipment, solar equipment or any other uses.

26.24Parking.  Subject to the terms and conditions of this Lease, Tenant and the Tenant Parties shall be entitled to use, on a non-exclusive first-come first-served basis, Tenant’s Share of the parking spaces located on the Property; provided that in no event shall Tenant and the Tenant Parties be entitled to use in excess of such number of parking spaces.  Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities.  Landlord may, but is not obligated to, designate exclusive parking spaces for Tenant and other tenants in the Property and/or Project if Landlord reasonably determines that such designation is necessary.  Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.  The parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles, SUV’s or pick-up trucks (“Permitted Size Vehicles”).  Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described in this Section, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.  No vehicle or equipment of any kind shall be dismantled or repaired or serviced on the Common Area.  Subject to Applicable Laws, except during periods (a) in which Landlord has notified Tenant that Landlord requires all vehicles removed the Property overnight in connection with the performance by Landlord of Landlord’s obligations under this Lease, or (b) in which snowplowing is necessary, Tenant may park Tenant’s Share of Permitted Size Vehicles overnight at the Property in locations reasonably determined by Landlord from time to time; provided however, that Tenant and the Tenant Parties shall reasonably cooperate with Landlord in connection with the performance of Landlord’s obligations under this Lease, including, without limitation, by moving vehicles upon request for Landlord to perform snow removal, clean, sweep, repair and maintain (including striping) the parking areas of the Property, and Landlord shall have the right to reasonably modify the location of such overnight parking areas from time to time.

26.25Common Area.  Tenant may, subject to reasonable rules prescribed by Landlord, use the following areas on the Land or within the Building (“Building Common Area”) that are designated by Landlord to be used in common with Landlord and/or other tenants of the Building:  hallways, stairwells, entranceways, restroom facilities, refuse facilities, landscaped areas, driveways necessary for access to the Premises, parking spaces and other common facilities located in the Building and/or on the Land designated by Landlord from time to time for the common use of all tenants of the Building.  Tenant may, subject to Applicable Laws and any Rules or Regulations, use the following areas of the Project (“Project Common

Area”) in common with Landlord, tenants of the Building and/or other owners, tenants or lawful users of the Project:  refuse facilities, landscaped areas, roads, driveways necessary for access to the Premises, parking spaces, retention basins and other common facilities designated by Landlord from time to time for the common use of all tenants and owners of the Project.  The Building Common Area and the Project Common Area are collectively referred to herein as the “Common Area”.  Landlord shall not be responsible for non-compliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the Rules or Regulations or Applicable Laws or any other terms or provisions of such tenant's or occupant's lease.  Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted.  Under no circumstances shall the right herein granted to use the Common Area be deemed to include the right to store any property, temporarily or permanently, in the Common Area.  In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.  Landlord may change the shape and size of the Common Areas, including the addition of, elimination of or change to any improvements located in the Common Areas, so long as such change does not have a material adverse impact on Tenant, its use of the Premises or access thereto.

26.26Counterparts.  This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.  Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

26.27Light and Air.  This Lease does not grant any rights to light or air over or about the Building.  Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease.

26.28Auctions.  Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Landlord's prior written consent, which Landlord may withhold in its sole discretion.  Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

26.29Unrelated Business Income.  If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

26.30Waiver of Redemption of Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises or Property after any termination of this Lease.

26.31Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

26.32Energy Usage.  If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, within thirty (30) days following Landlord’s request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption at the Building that Landlord may reasonably request.

26.33Generator.  Subject to Landlord’s approval of the plans and specifications related thereto, which shall not be unreasonably withheld, conditioned or delayed, and subject to Applicable Laws, Tenant may, at Tenant’s sole cost (subject to the Allowance and the FF&E Cap), install and maintain, repair and replace one (1) backup electrical generator (the “Generator”) on the existing pad located at the southeast corner of the Building with no fencing required by Landlord (unless required by Applicable Laws).  The Generator and Generator pad shall be constructed by Tenant in accordance with plans and specifications approved in advance by Landlord (such approval not to be unreasonably withheld, delayed or conditioned), which plans shall include fencing and such curbing as is necessary to contain any fuel spill.  Tenant shall be responsible for all maintenance, permitting, repair and replacement of the Generator during the Term.  The Generator shall be used only for periodic testing and, in the event Tenant’s primary electrical service is interrupted, for backup power, and may not be used as a primary power source, nor may the Generator be used by any occupant of any other building.  Upon expiration or earlier termination of this Lease, Tenant shall remove the Generator and all associated tanks and equipment and restore the Generator pad to a clean, paved condition.

[SIGNATURE PAGE FOLLOWS]

Landlord and Tenant have executed this Lease under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

B9 POLAR PRAIRIE OAKS CORPORATE LLC, a Delaware limited liability company

By:	/s/ Robert Damrat
	Name:	Robert Damrat
	Title:	Vice President

TENANT:

MIROMATRIX MEDICAL INC., a Delaware corporation

By:	/s/ Jeff Ross
	Name:	Jeff Ross
	Title:	Chief Executive Officer

EXHIBIT A

DEPICTION OF PREMISES

237'-2"
30'-0"
30'-0"
30'-0"
30'-0"
30'-0"
30'-3"
29'-9"
27'-2"
MAIN FRONT ENTRY
FRONT DOOR
FRONT DOOR
EXISTING CONCRETE WALL
EXISTING RECEPTION
EXISTING RESTROOMS
EXISTING BREAK ROOM
EXISTING DOCK DOOR
EXISTING DOCK DOOR
SIDE DOOR
2,494 SF
OPEN TO DECK
EXISTING DOCK DOOR
SIDE DOOR
#107
42,278 SF
31,801 SF
CEILING HEIGHT 12'-0"
7,983 SF
OPEN TO DECK
EXISTING DEMISING WALL
EXISTING RESTROOMS
174'-8"
43'-8"
43'-8"
43'-8"
43'-8"
BACK DOOR
BACK DOOR
BACK DOOR
BACK DOOR

EXHIBIT A

EXHIBIT B

ALLOWANCE

(a)Tenant Improvements.  Subject to the terms and conditions of this Exhibit B, Landlord shall contribute up to a maximum amount of (a) TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000) (the “HVAC Allowance”) towards replacing the rooftop HVAC unit(s) serving the Premises (the “HVAC Work”), and (b) ONE MILLION FIFTY-SIX THOUSAND NINE HUNDRED FIFTY AND NO/100 DOLLARS ($1,056,950) (the “Additional Allowance,” and collectively with the HVAC Allowance, the “Allowance”), towards certain other Alterations to the Premises to be approved by Landlord (collectively with the HVAC Work, the “Tenant Improvements”), which Tenant Improvements shall be performed by Tenant pursuant to the terms and conditions set forth herein.  Subject to Applicable Laws and Landlord’s approval of the final plans and specifications applicable thereto, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord agrees that Tenant Improvements may include (i) installation in the Premises of a modular clean room, partitions, ceilings, and air filtration, and (ii) buildout of the Premises consistent with the space plan attached hereto as Schedule B-1.

(b)Landlord’s Approval; Tenant’s Obligations.  The Tenant Improvements shall be deemed Alterations and shall be subject to the terms of Section 13 of the Lease (and any other applicable provisions of the Lease); provided however, that except for the Restoration Work (as hereinafter defined), Tenant shall not be required to remove Tenant Improvements that are disclosed either (i) on Schedule B-1, and/or (ii) in writing to Landlord prior to the Effective Date.  Notwithstanding anything in the Lease to the contrary, on or prior to the expiration or earlier termination of the Lease, Tenant shall perform the repair and restoration work described on Schedule B-2 attached hereto and made a part hereof (collectively, the “Restoration Work”). In addition to obtaining Landlord’s consent as and when required pursuant to Section 13 of the Lease, Tenant shall obtain Landlord’s prior written consent for any of the Tenant Improvements for which Tenant will seek reimbursement from the Allowance.  In all cases, Tenant shall deliver plans and specifications for Tenant Improvements, and any other documentation reasonably requested by Landlord, to Landlord for approval prior to commencing any of Tenant Improvements.  Tenant Improvements shall be constructed in a good and workmanlike manner and in compliance with all Applicable Laws, and Tenant shall perform, at its expense, any alteration or modification required by Applicable Laws as a result of Tenant Improvements.  Landlord may monitor the construction of Tenant Improvements, subject to the obligation to provide prior notice to Tenant of any entry onto the Premises (except in the case of emergency, in which case no prior notice is required).  Landlord shall not be entitled to and shall not include any construction management fees, administrative fees, supervision fees or any internal review fees in connection with the Tenant Improvements; provided however, that in the event the scope of work requested by Tenant is such that Landlord elects to engage a third-party architect, engineer, or other similar consultant or professional to review such proposed work, Tenant shall reimburse Landlord for its actual, reasonable out-of-pocket costs in reviewing plans and specifications in an amount not to exceed $5,000 in the aggregate. Landlord’s right to approve Tenant Improvements and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that Tenant Improvements complies with Applicable Laws.  Landlord agrees that Tenant may select an architect, project manager and general contractor of its choice, subject to Landlord’s reasonable approval.  Landlord hereby agrees that PlanForce is an approved architect, Greiner and Gardner are each an approved contractor, Allen Mechanical is an approved mechanical contractor, and Gerbig is an approved cleanroom manufacturer and installer.

(c)Allowance.  The Allowance may be used only for the hard costs and Eligible Soft Costs (as hereinafter defined) of construction of Tenant Improvements pursuant to the approved plans and

EXHIBIT B

specifications; provided, however, that up to five percent (5%) of the Additional Allowance may be used for furniture, fixtures, equipment and the cost of the Generator (the “FF&E Cap”).  “Eligible Soft Costs” shall be deemed to be costs and expenses incurred by Tenant which are directly and primarily related to Tenant Improvements and which relate solely to the work of any architect, space planner, engineer, or similar construction professional (including any project manager and any lab/clean room consultant) or which are direct payments made to applicable authorities for permitting and license fees; provided, however, that in no event shall the Eligible Soft Costs exceed fifteen percent (15%) of the total Allowance or be used for services provided in connection with the negotiation of the Lease.  For the avoidance of doubt, Eligible Soft Costs shall expressly exclude any financing costs, attorneys’ fees, or other costs and expenses not expressly permitted hereunder.  Except as provided above, in no event will the Allowance be used to pay for moving or storage expenses or furniture, racking, equipment, cabling, telephone systems or any other item of personal property which is not intended to be permanently affixed to the Premises.

(d)Disbursement.  Subject to the foregoing and the Retainage (as hereinafter defined),  Landlord shall disburse the Allowance to Tenant in installments (no more frequently than one (1) time every sixty (60) days) of at least $15,000 within thirty (30) days after Landlord’s receipt of written request therefor (each, a “Disbursement”), together with the following: (1) the appropriate AIA application for payment signed by Tenant’s general contractor and architect and notarized, (2) copies of all required current permits, licenses and approvals necessary for the performance of such Tenant Improvements not previously provided to Landlord, (3) copies of invoices (whether paid or pending for payment), (4) lien waivers from contractors, subcontractors and vendors seeking payment for completed work provided on a 60-day trailing basis, with waivers for any portion of the Allowance previously funded by Landlord and any portion of the Tenant Improvement costs previously required to be paid by Tenant being submitted with the current request, and (5) such other assurances or certifications as Landlord shall reasonably require to evidence lien free completion of the Tenant Improvements or provision of services.  Landlord shall be under no obligation to pay for any Tenant Improvements in excess of the Allowance.  Further, the Allowance shall only be available for Tenant’s use for work performed and submitted to Landlord for reimbursement in accordance with the terms of this subsection (d) on or before the date that is fifteen (15) months after the Effective Date, at which time Tenant hereby waives any and all rights to any unused portion of the Allowance.

(e)Retainage.  Notwithstanding the foregoing or anything herein to the contrary, Landlord may withhold ten percent (10%) of the amount of each Disbursement  (the “Retainage”), which Retainage shall be released to Tenant (provided no default exists) within thirty (30) days following the last to occur of: (i) substantial completion of the Tenant Improvements, (ii) Landlord’s receipt of the documentation described in subsection (d) above which, in the case of the lien waivers, shall be final waivers, and (iii) Tenant’s receipt of the final permit approved by the applicable governing authority for any work which requires the same.

EXHIBIT B

SCHEDULE B-1

Space Plan for Tenant Improvements

9
10
11
12
13
14
15
16
17
E
D
C
B
A
WS - A
WS - B
WS - C
8
PRELIMINARY NOT FOR CONSTRUCTION
FLOORPLAN

PLANFORCE
ARCHITECTURE + DESIGN

MIROMATRIX

PRAIRIE OAKS
SUITE 107

6455 FLYING CLOUD DR.
EDEN PRAIRIE, MN
55344

P1 - D
PRELIMINARY PLAN

CONSTRUCTION
NOTES

A1.0

MIROMATRIX
EDEN PRAIRIE, MN

EXHIBIT B

SCHEDULE B-2

RESTORATION WORK

Tenant shall restore the yellow shaded area in the depiction below to a warehouse finish pursuant to plans and specifications reasonably approved by Landlord, which work shall include the following:

1.	Raise Sprinklers back to deck height;
2.	Demo HVAC ductwork to main trunkline;
3.	Install adequate LEDs to light the warehouse;
4.	Removal of all floor coverings and return to existing concrete floor in good clean condition;
5.	Plumbing to be removed, capped and replaced with poured concrete (poured concrete shall be flush to adjacent flooring); and
6.	Demo all electrical systems except for lights and panel boards.

9
10
11
12
13
14
15
16
17
E
D
C
B
A
WS - A
60
WS - B
35
WS - C
21
8

EXHIBIT B

EXHIBIT C

PROHIBITED USE

In no event shall Tenant use its Premises or occupancy of any part of the Premises in a manner constituting a Prohibited Use (as defined below).  If Tenant uses the Premises for a purpose constituting a Prohibited Use, violates any Applicable Laws, or causes the Building to be in violation of any Applicable Laws, then Tenant shall promptly discontinue such use upon notice of such violation.

“Prohibited Use” shall mean the use of any part of the Premises for the following types of operations and activities:

1.	automobile/truck/forklift maintenance, repair or fueling;
2.	battery manufacturing or reclamation;
3.	ceramics and jewelry manufacturing or finishing;
4.	drum recycling;
5.	dry cleaning;
6.	electronic components manufacturing;
7.	electroplating and metal finishing;
8.	explosives manufacturing, use or storage;
9.	leather production, tanning or finishing;
10.	machinery and tool manufacturing;
11.	metal shredding, recycling or reclamation;
12.	metal smelting and refining;
13.	mining;
14.	paint, pigment and coating operations;
15.	petroleum refining;
16.	plastic and synthetic materials manufacturing;
17.	solvent reclamation;
18.	tire and rubber manufacturing;
19.	fertilizer storage;
20.	residential use or occupancy;
21.	auctions of any type;
22.	retail sales of any type;
23.	tire storage;
24.	except as expressly permitted in the Lease, hazardous waste treatment, storage or disposal; and
25.	above and/or underground storage tanks.

EXHIBIT C

EXHIBIT D

RULES AND REGULATIONS

1.	No vehicle or equipment shall remain upon the Common Area longer than seventy-two (72) hours.
2.

Signs will conform to sign standards and criteria reasonably established from time to time by Landlord.  No other signs, placards, pictures, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord and Landlord shall have the right to remove any such non-conforming signs, placards, pictures, advertisements, names or notices without notice to and at the expense of Tenant.

3.

No antenna, aerial, discs, dishes or other such device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without the written consent of the Landlord in each instance.  Any device so installed without such written consent shall be subject to removal without notice at any time.

4.	No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.
5.

The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of Landlord and Tenant shall not place or permit any obstruction or materials in such areas or permit any work to be performed outside the Premises.

6.	No open storage shall be permitted in the Project.
7.	All garbage and refuse shall be placed in containers placed at the location designated for refuse collection, in the manner specified by Landlord.
8.	Tenant shall not disturb, solicit, or canvass any occupant of the building and shall cooperate to prevent same.
9.

No noxious or offensive trade or activity shall be carried on upon any units or any part of the Common Area nor shall anything be done thereon which would in any way interfere with the quiet enjoyment of each of the other tenants of the Project or which would increase the rate of insurance or overburden utility facilities from time to time existing in the Project.

10.

Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building.  Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

Landlord reserves the right to make such reasonable amendments to these rules and regulations from time to time as are nondiscriminatory and not inconsistent with the Lease. In the event of any inconsistency between the rules and regulations and the terms and provisions of the Lease, the terms and provisions of the Lease shall prevail.

EXHIBIT D

EXHIBIT E

CONFIRMATION LETTER

(EXAMPLE)

Date

Tenant
Address

Re:

Confirmation Letter with respect to that certain Lease dated as of ____________________, 20__, by and between ______________________, as Landlord, and _______________________, as Tenant, for ________ rentable square feet (the “Premises”) on the ________ floor of the Building located at ________________________________________.

Lease Id: _________________
Business Unit Number: ________________

Dear__________________:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and acknowledges:

1.The Commencement Date of the Lease is ___________________________;

2.The Expiration Date of the Lease is ________________________________.

Please acknowledge the foregoing and your acceptance of possession by signing this Confirmation Letter in the space provided and returning a .pdf counterpart to my attention.  Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within ten (10) business days after the receipt of this letter shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

___________________________________

Authorized Signatory

Acknowledged and Accepted:

Tenant:
By:
Name:
Title:
Date:

EXHIBIT E

EXHIBIT F

REQUIREMENTS FOR IMPROVEMENTS OR ALTERATIONS BY TENANT

If Landlord shall permit Tenant to construct any initial tenant improvements in the Premises or to have any Alterations performed in the Premises at any time prior to or during the Term by a contractor retained by Tenant (“Tenant's Work”), then Tenant shall comply with the requirements set forth herein; provided however, that the requirements of this Exhibit F shall apply to Approved Alterations only to the extent reasonably applicable under the circumstances.  If Tenant's Work has been properly authorized, Tenant will receive written approval and consent for alterations to the Premises.

1.SUBMITTAL OF PLANS.  Prior to commencing any Tenant’s Work, Tenant shall submit to Landlord for approval its proposed plans for Tenant’s Work.  Without limiting the foregoing, if required by Landlord and reasonable under the circumstances, Tenant shall provide:

(a)A schedule of all work to be performed.

(b)A separate scale drawing denoting all proposed construction and/or demolition, if necessary.

(c)A separate drawing for each trade proposing structural, electrical, mechanical, civil or landscaping modifications.

(d)All dimensions and complete references to all work to be performed in the affected areas.

(e)If adding extra electrical or mechanical equipment, provide complete operating and maintenance specifications for each item.

If Landlord does not respond to a written request from Tenant made in accordance with Exhibit F within ten (10) business days, then Tenant may deliver a second request containing the following phrase on page 1 of such request in all capital letters and boldface type “FINAL NOTICE: LANDLORD’S FAILURE TO PROVIDE APPROVAL OR DISAPPROVAL OF TENANT’S REQUESTED ALTERATIONS OR IMPROVEMENTS WITHIN FIVE (5) BUSINESS DAYS OF THE DATE OF THIS LETTER SHALL BE DEEMED YOUR APPROVAL OF SAME.”  If Landlord does not respond to such second request within five (5) business days, Landlord shall be deemed to have approved Tenant’s request.

2.CHECKLIST/BUILDING PERMITS.  With respect to each project, Landlord will provide Tenant with a checklist listing the items required to be furnished to Landlord in connection with the proposed work.  Tenant shall furnish to Landlord prior to, during, or upon completion of Tenant's Work, as applicable, each of the items specified in the checklist attached hereto as Attachment 1.  Prior to commencing any of the Tenant’s Work requiring any permit under Applicable Law, Tenant shall provide Landlord with copies of all permits secured in connection with any of the Tenant’s Work, along with the plans submitted in connection with such permits.  Upon completion of the Tenant’s Work, Tenant shall provide copies of the final inspection, a certification of occupancy to the extent required under Applicable Law, and a notice of completion.

3.CONTRACTORS PROVIDING TENANT IMPROVEMENT SERVICES.

(a)The contractor employed by Tenant and any subcontractors shall be (i) duly licensed in the state in which the Premises are located, and (ii) subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.  If more than one trade is employed on a single

EXHIBIT F

job, state law requires the services of a general contractor in addition to contractors for specialty work being performed.

(b)Each contractor shall provide proof of licensing as a general or specialty contractor in accordance with Applicable Laws.

(c)Tenant shall use Landlord's subcontractors for mechanical, electrical, plumbing, roofing and roofing consultant.

(d)Tenant and Tenant's contractors shall comply with all Applicable Laws pertaining to the performance of Tenant's Work and the completed improvements and all applicable safety regulations established by Landlord or the general contractor.

(e)Prior to commencement of any work in the Premises, Tenant and Tenant's contractors (and any subcontractors) shall have a signed contract/service agreement in place listing the insurance requirements specifically naming the Landlord as an additional insured on their general liability insurance policy and having an indemnification section indemnifying Landlord and shall obtain and provide Landlord with certificates evidencing Workers' Compensation, public liability and property damage insurance in amounts and forms and with companies satisfactory to Landlord.  Each general contractor (and any subcontractor) employed on the Premises shall provide Landlord with a current certificate of insurance in effect for that contractor with a thirty (30) day notice of cancellation or revocation clause.  Insurance requirements are as follows:

(i)Commercial General Liability with a $2,000,000.00 Combined Single Limit covering the liability of Landlord and contractor for bodily injury and property damage arising as a result of the construction of the improvements and the services performed thereunder.  The insurance certificate shall be submitted to Landlord for approval, and all General Liability insurance policies shall name as Additional Insureds Landlord, any successor in interest thereto, any Mortgagee of Landlord, any managing agent of Landlord, and owner of any of the foregoing, and any beneficiary, officer, director, employee, or agent of any of the foregoing.

(ii)Business Automobile Liability with a $2,000,000.00 Combined Single Limit covering Landlord and vehicles used by contractor (and any subcontractor) in connection with the construction of the improvements.

(iii)Workers' Compensation and Employer's Liability as required by law, for employees of the contractor (and any subcontractors) performing work on the Premises.

(f)The following requirements shall be incorporated as “Special Conditions” into the contract between Tenant and its contractors and a copy of the contract shall be furnished to Landlord prior to the commencement of Tenant's Work:

(i)Prior to start of Tenant's Work, Tenant's contractor shall provide Landlord with a construction schedule in “bar graph” form indicating the completion dates of all phases of Tenant's Work.

(ii)Tenant's contractor shall be responsible for the repair, replacement and clean-up of any damage done by it to the Premises and other contractors' work which specifically includes accessways to the Premises which may be concurrently used by others.

(iii)Tenant's contractor shall accept the Premises prior to starting any trenching operations.  Any rework of sub-base or compaction required after the contractor's initial acceptance of the

EXHIBIT F

Premises shall be done by Tenant's contractor, which shall include the removal from the Property of any excess dirt or debris.

(iv)Tenant's contractor shall contain its storage of materials and its operations within the Premises and such other space as it may be assigned by Landlord or Landlord's contractor.  Should Tenant's contractor be assigned space outside the Premises, it shall move to such other space as Landlord or Landlord's contractor shall direct from time to time to avoid interference or delays with other work.

(v)Tenant's contractor shall clean up the construction area and surrounding exterior areas daily.  All trash, demolition materials and surplus construction materials shall be stored within the Premises and promptly removed from the Premises and the Property and disposed of in an approved sanitation site.

(vi)Tenant's contractor shall provide temporary utilities, portable toilet facilities, and potable drinking water as required for its work within the Premises and shall pay to Landlord or Landlord's contractor the cost of any temporary utilities and facilities provided by Landlord or Landlord's contractor at Tenant's contractor's request.

(vii)Tenant's contractor shall notify Landlord or Landlord's property manager of any planned work to be done on weekends or other than normal job hours.

(viii)Tenant's contractor or subcontractors shall not post signs on any part of the Property or on the Premises.

(g)If required by Landlord and reasonable under the circumstances, Tenant shall provide Landlord with a set of “As-Built” drawings for any work performed to the Premises.

4.COSTS.

(a)Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of Tenant's Work (including the costs of permits therefor) and shall furnish to Landlord evidence of such payment upon request.

(b)Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any alteration and/or addition, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters.

5.INTENTIONALLY DELETED.

6.BUILDING STANDARDS.  All work shall (a) be performed during Landlord's designated hours for construction work, provided that Tenant may perform construction work that does not cause excessive noise or otherwise disrupt other tenants of the Property during normal business hours, (b) conform to Landlord's reasonable established rules (including clean up rules), regulations, building standards and specifications, (c) not unreasonably interfere with any other tenant of Landlord, nor block any access points, (d) comply with Applicable Laws.  Tenant is required to make these standards part of the construction documents.

7.ROOF PENETRATIONS.  If improvements penetrate the roof membrane, the penetrations will be sealed per Landlord or Landlord’s consultant’s roofing specifications and inspected by Landlord or Landlord’s consultant to maintain the roof warranty.  The cost of inspection and all corrective work shall

EXHIBIT F

be borne by Tenant.  Tenant shall use Landlord's original roofing contractor for any inspection or work to be done on the roof of the Building.

8.BUILDING MODIFICATIONS.  Work will only be approved within the confines of a given space.  Tenant will not be allowed to modify building exterior or mechanical and electrical service as provided to the building in common with other tenants.

9.ELECTRICAL WORK.  All electrical work shall only be for electrical panels located within the Premises.  Additional service requirements shall be secured only by direction of Landlord.

10.CLEAN UP AND DISPOSAL OF CONSTRUCTION DEBRIS.  Tenant shall comply with Landlord's rules regarding clean up.  Building trash containers are provided for office generated trash only and are not to be used for disposal of construction-related materials and debris.  Unapproved usage will result in a penalty assessment to the Tenant equal to the cost of an extra pick-up service as provided under the current rate schedule of regular trash removal service.

11.INSPECTION BY LANDLORD.  Landlord reserves the following rights: (i) the right of inspection prior to, during and at completion of all construction and/or demolition, (ii) the right to post and record a notice of nonresponsibility in conformity with the law of the state or commonwealth in which the Building is located, and (iii) the right to order a total stop to all improvements underway for non-compliance with any of the requirements hereof.

12.GENERAL PROVISIONS.

(a)If Landlord has agreed to provide an allowance toward the cost of tenant improvements, Landlord shall retain from such funds an amount determined by Landlord until Tenant has fully complied with the requirements hereof.

(b)Nothing contained herein shall make or constitute Tenant as the agent of Landlord.

(c)All materials work, installations and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the Term or throughout the Term shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever.

EXHIBIT F

ATTACHMENT 1 TO EXHIBIT F

ITEMS TO BE FURNISHED TO LANDLORD FOR EACH WORK OF IMPROVEMENT

1.	Plan of Alterations for Landlord Approval.
2.	Contractor(s), Address, Telephone Number, Contact Person.
3.	Copy of Contractor's State and City Business License.
4.	Copy of all permits including, but not limited to, the Building Permit.
5.	Copy of Final Inspection and Signed Building Permit Cards.
6.

Copy of Certificate of Insurance Naming Landlord, Landlord's Mortgagee, if any, any property management company of Landlord for the Premises, and any other party designated by Landlord as Additional Insured.  Insurance to include Comprehensive General Liability, Comprehensive Auto, Workers' Compensation and Employer's Liability.

7.	Signed Unconditional lien waiver in favor of the Landlord.
8.	Schedule of Work.
9.	Copy of Completion and Payment Bond.
10.	Architect's License and Expiration.
11.	Tenant and Architect Agreement.
12.	Tenant and Contractor Agreement.
13.	Copy of Permit Plans.
14.	Copy of As-Builts.
15.	Copy of Recorded Notice of Completion.
16.	Certificate of Occupancy.
17.	Evidence of Insurance for All-Risk/Builder's Risk Insurance to the Amount of Improvements.

EXHIBIT F

EXHIBIT G

HAZARDOUS MATERIALS SURVEY FORM

The purpose of this form is to obtain information regarding the use of Hazardous Materials on the Premises.  Prospective lessees should answer the questions in light of their proposed operations on the Premises.  Existing lessees should answer the questions as they relate to ongoing operations on the Premises and should update any information previously submitted.  If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.  Any questions should be directed to, and when completed, the form should be mailed to:

____________________________

____________________________

____________________________

____________________________

1.	GENERAL INFORMATION

Company Name:

Check Applicable Status: Prospective Lessee:                          Current Lessee:

Mailing Address:

Contact Person & Title:

Phone #: (     )

Address of Premises:

Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted.  Existing tenants should describe any proposed changes to ongoing operations.

2.	STORAGE OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used or stored on the Premises?

WastesYes   No

EXHIBIT G

Chemical ProductsYes   No

Attach the list of any Hazardous Materials to be used or stored, the quantities that will be on site at any given time, and the location and method of storage.

3.	STORAGE TANKS & SUMPS

3.1	Is any above or below ground storage of gasoline, diesel, or other Hazardous Materials in tanks or sumps proposed or currently conducted on the Premises?

Yes _________No ________

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank.  Attach copies of any permits obtained for the storage of such materials.

________________________________________________________________________

________________________________________________________________________

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes _________No ________

If yes, attach results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes _________No ________

If yes, describe.

________________________________________________________________________

________________________________________________________________________

3.4	Were any regulatory agencies notified of the spill or leak?

Yes _________No ________

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or been removed?

Yes _________No ________

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	SPILLS

4.1	During the past year, have any spills occurred on the Premises?

EXHIBIT G

Yes _________No ________

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills?

Yes _________No ________

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

4.3	Were any cleanup actions undertaken in connection with the spill?

Yes _________No ________

If so, briefly describe the actions taken.  Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or ground water sampling done upon completion of the cleanup work.

________________________________________________________________________

________________________________________________________________________

5.	WASTE MANAGEMENT
5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes _________No ________

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes _________No ________

If so, attach a copy of the most recent report files.

5.3	Attach a list of the Hazardous Materials, if any, generated or to be generated at the Premises, its hazard class and the quality generated on a monthly basis.
5.4	Describe the method(s) of disposal for each material. Indicate where and how often disposal will take place.

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous manifests completed for off-site shipments of Hazardous Materials.

________________________________________________________________________

EXHIBIT G

5.6	Is any treatment or processing of Hazardous Materials currently conducted or proposed to be conducted at the Premises:

Yes _________No ________

If yes, please describe any existing or proposed treatment methods.

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the Premises.
6.	WATER TREATMENT / DISCHARGE
6.1	Do you discharge waste water to:

_____________ storm drain?

_____________ sewer?

_____________ surface water?

_____________ no industrial discharge.

6.2	Is your wastewater treated before discharge?

Yes _________No ________

If yes, describe the type of treatment conducted.

________________________________________________________________________

Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the Premises.

7.	AIR DISCHARGES
7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes _________No ________

7.2	Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

_____________	Spray booth

_____________	Dip tank

EXHIBIT G

_____________	Drying oven

_____________	Incinerator
_____________	Other ____________________________________
_____________	No Equipment Requiring Air Permits
7.3	Are air emissions from your operation monitored?

Yes _________No ________

If so, indicate the frequency of monitoring and a description of the monitoring results.

________________________________________________________________________

7.4	Attach copies of any air emissions permits pertaining to your operations on the Premises.
8.	HAZARDOUS MATERIALS DISCLOSURES
8.1	Does your company handle Hazardous Materials in a quantity equal to or exceeding an aggregate of 500 pound, 5 gallons, or 200 cubic feet?

Yes _________No ________

8.2	Has your company prepared a Hazardous Materials management plan (“Business Plan”) pursuant to the Fire Department requirements for the County in which the Premises is located?

Yes _________No ________

8.3	Are any of the chemicals used in your operation regulated under Proposition 65? (for California properties only)

Yes _________No ________

If so, describe the actions taken, or proposed actions to be taken, to comply with the proposition.

8.4	Describe the procedure followed to comply with OSHA Hazard Communication Standard requirements.
9.	ENFORCEMENT ACTIONS, COMPLAINTS
9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes _________No ________

EXHIBIT G

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operation?

Yes _________No ________

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes _________No ________

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes _________No ________

9.5	Have there been any problems or complaints from neighbors at the company’s current facility?

Yes _________No ________

________________________________________

Company

By: ____________________________________

Title: ___________________________________

Date: ___________________________________

EXHIBIT G

EXHIBIT H

MOVE OUT CONDITIONS

Notwithstanding anything to the contrary in this Lease, Tenant is obligated to check and address prior to move-out of the Premises the following items.  The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1.All lighting is to be placed into good working order, including, without limitation, replacement of bulbs, ballasts and lenses consistent with existing lighting, as needed.

2.All truck doors, dock levelers and pedestrian doors, are to be serviced and placed in good operating order.  This includes the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation.  All door panels which are replaced are to be painted to match the Building standard.

3.All columns in the Premises are to be inspected for damage and Tenant shall be responsible for repairs to such structural columns resulting from damage caused by or attributable to Tenant and/or Tenant’s Parties.

4.HVAC, including without limitation, warehouse heaters, industrial fans, exhaust and ventilation systems, air rotation units, and infrared tube heaters (if applicable), are to be placed in good working order, including the necessary replacement of any parts to return HVAC to a well-maintained condition.  Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition of HVAC.

5.All holes in the sheetrock walls of the Premises are to be repaired/painted prior to move-out, and all striping and markings on floor (including the warehouse floor) are to be removed in their entirety in a manner so as not to detrimentally affect the slab, which such removal methods and/or processes shall be subject to Landlord’s prior approval thereof.

6.The carpets and tiles are to be in a clean condition and not have any holes or chips in them.  Landlord will accept reasonable wear and tear on these items provided they appear to be in a maintained condition.

7.The Premises is to be returned in a clean condition, including the cleaning of the offices, coffee bar, restroom areas, windows and other portions of the Premises.

8.The warehouse area of the Premises is to be in broom clean condition, free of debris and cobwebs, with all inventory and racking removed.  There are to be no protrusion of anchors or bolts from the warehouse floor.  All bolts, anchors or other devices used to attach or affix Tenant’s trade fixtures are to be removed, subject to Landlord’s prior written approval.  If machinery/equipment is removed, the electrical lines are to be properly terminated at the nearest junction box.

9.All exterior windows with cracks or breakage are to be replaced, and all damaged window mullions are to be repaired or replaced, as necessary.

10.Tenant shall provide to Landlord the keys and passcodes for all locks on the Premises, including front doors, rear doors, and interior doors.

EXHIBIT H

11.Except as otherwise agreed to in writing, it is expressly agreed that any and all telephonic, coaxial, ethernet, or other data, computer, word-processing, facsimile, cabling, or electronic wiring installed by Tenant in, on or about the Premises, including all lines above the office ceiling (collectively, “Wiring”) is to be removed in its entirety, at Tenant's sole cost and expense. Tenant shall be responsible for any and all damages to the Premises caused by such removal.

12.All electrical systems are to be left in a safe condition that conforms to applicable Legal Requirements.  Bare wires and dangerous installations are to be corrected prior to move-out.

13.All plumbing fixtures are to be in good working order, including the water heater.  Faucets and toilets are to be leak-free.  Any sump pumps in the truck well shall be free of debris and operational.

14.All dock bumpers must be left in place and well secured.

15. All Tenant exterior and interior signs shall be removed and at a minimum, the wall surface shall be restored and painted to match the existing color, it being expressly understood that Tenant shall be responsible for any and all damages to the Premises, the Building or the Property caused by such signage removal.

16.  All waste containers placed in or about the Premises or the Property by Tenant (including in the dock areas of the Premises) shall be removed and the areas related thereto returned in a clean and sanitary condition, free of debris.

17.Any and all roof penetrations caused by Tenant or any Tenant Parties shall be resealed in a watertight condition.

EXHIBIT H

EXHIBIT I

MINIMUM SERVICE CONTRACT REQUIREMENTS

The Service Contract must become effective within 30 days of occupancy, and service visits shall be performed on a quarterly basis.  The Service Contract must cover all hot water, heating, and air conditioning systems and equipment within or exclusively serving the Premises.  Landlord requires that the qualified HVAC contractor include the following items as part of such maintenance contract:

1.	Adjust belt tension;
2.	Lubricate all moving parts, as necessary;
3.	Inspect and adjust all temperature and safety controls;
4.	Check refrigeration system for leaks and operation;
5.	Check refrigeration system for moisture;
6.	Inspect compressor oil level and crank case heaters;
7.	Check head pressure, suction pressure and oil pressure;
8.	Inspect air filters and replace when necessary;
9.	Check space conditions;
10.	Check condensate drains and drain pans and clean, if necessary;
11.	Inspect and adjust all valves;
12.	Check and adjust dampers;
13.	Run machine through complete cycle.

EXHIBIT I

EXHIBIT J

FAIR MARKET VALUE RENTAL DETERMINATION

(a)If Tenant timely exercises the Renewal Option, Landlord shall send to Tenant, within fifteen (15) days of Landlord’s receipt of Tenant’s Renewal Notice, a notice (the “Fair Market Value Rental Notice”) setting forth Landlord’s designation of the fair market value of Base Rent for the Premises for the first year of the Renewal Period, based upon the Fair Market Value Rental (as hereinafter defined).  In the event Tenant does not wish to exercise the Renewal Option pursuant to the terms set forth in the Fair Market Value Rent Notice, Tenant may withdraw the Renewal Notice by delivering written notice to Landlord thereof (a “Withdrawal Notice”) no later than the earlier to occur of (i) the date that is thirty (30) days after the date that Landlord delivers the Fair Market Value Rent Notice to Landlord, or (ii) the Last Exercise Date.  If Tenant delivers a timely Withdrawal Notice, the Renewal Notice and Renewal Option shall automatically terminate and be null and void and of no force or effect, and Tenant shall have no further right to deliver a Renewal Notice.  If Tenant does not deliver a timely Withdrawal Notice, Landlord and Tenant shall promptly commence negotiations in an effort to reach a mutually acceptable determination of the Fair Market Value Rental.  If, within thirty (30) days after the date of the Fair Market Value Rental Notice, Landlord and Tenant have not agreed upon in writing a mutually acceptable Fair Market Value Rental, then, by the close of business on the tenth (10th) business day following the end of such 30-day period each of Landlord and Tenant will submit to the other its final proposed Fair Market Value Rental.  If either party fails to timely submit its final proposed Fair Market Value Rental to the other as required above, then the Fair Market Value Rental shall be deemed to be that submitted by the party who has so timely acted.  For purposes herein, the term “Fair Market Value Rental” means the then-prevailing market rate for lease renewals of comparable space in comparable buildings owned by institutional landlords in the county in which the Premises is located, taking into account such factors as are reasonably and customarily considered by institutional landlords for lease renewals in the county in which the Premises is located.

(b)Within ten (10) business days after the last of Landlord’s or Tenant’s proposed Fair Market Value Rental is submitted, each of Landlord and Tenant will appoint a person who is an appraiser and a member of the American Institute of Real Estate Appraisers, with not less than ten (10) years’ commercial/industrial experience in the county in which the Premises is located (each, an “Arbitrator”) and with experience in leasing similar properties.  The two (2) Arbitrators so appointed shall appoint an impartial third Arbitrator, similarly qualified, who has no business relationship with either Landlord or Tenant, within ten (10) days after the appointment of the last appointed Arbitrator, and shall notify the parties of the identity of such third Arbitrator.  If the two (2) Arbitrators are unable to agree upon a third Arbitrator, either Landlord or Tenant may, upon not less than five (5) days’ written notice to the other party, apply to the American Arbitration Association for appointment of a third similarly qualified Arbitrator.  The three (3) Arbitrators are referred to in this Lease as the “Arbitration Panel.”  Within fifteen (15) days after the appointment of the third Arbitrator, the Arbitration Panel shall (i) conduct a hearing, at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for questioning by the members of the Arbitration Panel and (ii) select either the Landlord’s proposed Fair Market Value Rental or the Tenant’s proposed Fair Market Value Rental as the Fair Market Value Rental, which designation will constitute the Fair Market Value Rental for purposes of determining Base Rent for the first year of the Renewal Period.  The determination of the Arbitration Panel shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed Fair Market Value Rental is closest to the actual Fair Market Value Rental, and the Arbitration Panel will have no right to propose a middle ground or to modify either of the two (2) proposals.  The decision of a majority of the three (3) members of the Arbitration Panel shall be binding upon Landlord and Tenant.  In the event of the failure, refusal or inability of an Arbitrator to act, a successor shall be appointed in the same manner as the original Arbitrator.  Each party shall pay

EXHIBIT J

any cost of the Arbitrator selected by such party (and their own attorneys and consultants) and one half of the cost of the third Arbitrator so selected plus one half of any other costs incurred in resolving the disagreement regarding the Fair Market Value Rental.

(c)If Landlord and Tenant reach agreement regarding the Fair Market Value Rental, or if the Arbitration Panel determines the Fair Market Value Rental, then, within thirty (30) days, the parties shall execute an amendment to this Lease confirming the terms and conditions applicable to the Renewal Period, including the newly extended expiration date and the Base Rent determined in accordance with Section 3.2 of the Lease.

EXHIBIT J

EXHIBIT K

RIGHT OF FIRST OFFER

Landlord hereby covenants and agrees that during each Exercise Period (as hereinafter defined), Tenant shall have a one (1) time “Right of First Offer” to lease any space that is contiguous to the Premises in the Building (an “Additional Space”) if (a) such Additional Space is available, and (b) Landlord is prepared to offer such Additional Space for lease to a third party during the Term of the Lease, and (c) any applicable Existing Tenant Rights (as hereinafter defined) have been waived by the applicable holder of such Existing Tenant Rights.  Such Right of First Offer is granted on and subject to the following terms and conditions:

1.No more than one (1) time during the First Exercise Period (as hereinafter defined), and no more than one (1) time during the Second Exercise Period (as hereinafter defined) (except as otherwise provided in Section 6 below), if, when and as (a) Landlord becomes aware that an Additional Space will become available for lease to a third party, and (b) Landlord is prepared to offer such Additional Space for lease to a third party tenant, and (c) any applicable Existing Tenant Rights have been waived by the holder of such Existing Tenant Rights, Landlord shall promptly notify Tenant, in writing (an “ROFO Notice”).  Tenant shall then have the right to lease the Additional Space on the terms and conditions hereinafter set forth.  For purposes herein, (i) the period commencing on the Effective Date and ending on December 31, 2022, is referred to herein as the “First Exercise Period”, and (ii) the period commencing on January 1, 2023, and ending on December 31, 2024, is referred to herein as the “Second Exercise Period.”  Each of the First Exercise Period and Second Exercise Period is an “Exercise Period.”  Notwithstanding anything in the Lease to the contrary, this Exhibit K (and the Right of First Offer) shall automatically terminate and be null and void and of no force or effect as of January 1, 2025.

2.The ROFO Notice shall describe the economic and other relevant terms and conditions upon which Landlord is prepared to offer to lease the Additional Space to a third party tenant (the “ROFO Terms”), including, but not limited to, the term for which the Additional Space is to be leased; the commencement date of that lease term; the per annum, per square foot Base Rent proposed to be charged by Landlord for the Additional Space (the “Rental Rate”); and all (if any) monetary concessions that Landlord is prepared to offer to such third party in consideration of its proposed lease of the Additional Space.

3.Upon Landlord’s delivery of the ROFO Notice, Tenant shall have ten (10) days (“ROFO Response Period”) in which to advise Landlord, in writing (the “ROFO Response”), whether or not Tenant desires to exercise its Right of First Offer and lease all (but not some portion) of the Additional Space on all of the ROFO Terms, except as otherwise specifically provided below in this Exhibit K.

4.If Tenant fails to timely deliver an ROFO Response (or, if Tenant timely delivers the ROFO Response, but declines to lease all of the Additional Space on the ROFO Terms), then Tenant shall automatically be deemed to have waived its Right of First Offer with respect to that particular Additional Space during the then-existing Exercise Period (except as otherwise provided in Section 6 below).  In that event, Landlord shall be free to lease the then-applicable Additional Space to one or more third party tenants (an “ROFO Lease”) on substantially the same or better (from Landlord’s perspective) terms as are set forth in the ROFO Notice previously delivered to Tenant, and this Right of First Offer shall be null and void as to the applicable Additional Space during the then-existing Exercise Period (or, if the then-existing Exercise Period is the Second Exercise Period, this Right of First Offer shall be null and void as to the applicable Additional Space).

EXHIBIT K

5.If Tenant timely delivers an ROFO Response and advises Landlord of its desire to lease the entirety of the Additional Space on the ROFO Terms set forth in the applicable ROFO Notice, then, within ten (10) business days of Tenant’s delivery of the ROFO Response to Landlord, Landlord and Tenant shall execute and enter into an amendment to the Lease, pursuant to which amendment Tenant shall lease the Additional Space on all of the terms, conditions and limitations set forth in the Lease, except that (i) the annual Base Rent for the Additional Space shall be the product of (x) the Rental Rate and (y) the number of rentable square feet comprising the Additional Space (and subject to such escalations as are provided in the ROFO Terms); (ii) Tenant’s Share shall be appropriately adjusted (increased) to account for the additional square footage comprising the Additional Space; (iii) the definition of the Premises shall be amended to include the Additional Space; and (iv) the Term of the Lease shall remain unchanged with respect to the Premises initially leased hereunder; however, the Term of the Lease for the Additional Space only shall be as set forth in the ROFO Terms.  Notwithstanding anything to the contrary contained in the Lease or in the ROFO Notice, if Tenant timely delivers an ROFO Response, Tenant shall be obligated to lease the entirety of that Additional Space on a strictly “as-is,” “where-is” basis, without any tenant improvements, allowances, inducements, alterations, modifications, representations or warranties of any nature whatsoever from Landlord, except as may be expressly set forth in the ROFO Notice.

6.In the event that (a) Landlord delivers an ROFO Notice, but Tenant fails to timely deliver an ROFO Response; and (b) therefore, Landlord has the right to, and does, actively pursue the negotiation of the terms and conditions of a ROFO Lease, but in the course of such pursuit, Landlord desires to modify or amend any of the ROFO Terms on Materially More Favorable Terms (as hereinafter defined), then, provided that an Exercise Period is in effect, Landlord may not finalize the terms and conditions of, execute, and enter into an ROFO Lease, based on and incorporating such Materially More Favorable Terms, without once again first delivering a revised ROFO Notice to Tenant, reflecting the then-applicable ROFO Terms, whereupon the provisions of Paragraphs 3 through 5 above shall once again apply.  For purposes of this Paragraph 6, “Materially More Favorable Terms” shall mean that the present value of the average “net effective rent” (defined below) offered to the potential tenant is less than ninety percent (90%) of the present value of the average net effective rent set forth in the ROFO Terms, in each case using a discount rate equal to the interest at the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate plus two percent (2%) per annum.  The term “net effective rent” shall mean the net rental amount to be paid to Landlord, taking into account any tenant improvement expenses and allowances to be incurred by Landlord, any other monetary concessions granted by Landlord and any other monetary amounts paid by Landlord (such as brokerage commissions) (amortized over the life of the lease term proposed under the ROFO Terms or the terms to the potential tenant, as applicable).

7.Tenant specifically acknowledges and agrees that its Right of First Offer shall not apply to (i) the renewal, relocation, expansion or extension of any existing lease (or ROFO Lease) or sublease of Landlord or any affiliate of Landlord, whether pursuant to an amendment, renewal right, expansion right, relocation right or otherwise; and (ii) any Additional Space that is available when less than two (2) years remain during the Term; (iii) any Additional Space that is available after the expiration of the Second Exercise Period, and (iv) during the First Exercise Period any Additional Space that has previously been offered under this Exhibit K to Tenant during the First Exercise Period, in whole or in part, and (v) during the Second Exercise Period any Additional Space that has previously been offered under this Exhibit K to Tenant during the Second Exercise Period, in whole or in part.  Notwithstanding anything herein to the contrary, Tenant's Right of First Offer hereunder is subject to all expansion, extension, renewal, relocation, first offer, first refusal and other rights to lease, as applicable, that Landlord (or any predecessor to Landlord's interest in the Building) has granted to other tenants or occupants of the Building prior to the date of this Lease (or which Landlord may grant after the date hereof pursuant to a ROFO Lease).  Without limitation of the foregoing, Landlord has disclosed to Tenant that Landlord previously granted certain rights of first refusal and/or rights of first offer for certain Additional Space to existing tenants of the Building

EXHIBIT K

(the “Existing Tenant Rights”), and Tenant’s Right of First Offer hereunder shall in all events be subject and subordinate to the terms and conditions of such Existing Tenant Rights.

8.Tenant shall have no right to exercise (or to preserve the prior exercise of) the Right of First Offer if and to the extent that Tenant is in default under the Lease at either or both of (a) the date Landlord would otherwise be obligated to deliver an ROFO Notice; and (b) at any time thereafter prior to the applicable commencement date for the lease of the Additional Space (after timely delivery of an ROFO Response by Tenant).  In the event of such a default by Tenant, Tenant shall be deemed to have irrevocably waived its Right of First Offer during the period of time that any such default remains uncured (to Landlord’s satisfaction); therefore, (a) during a period of default, Landlord shall have no obligation to deliver a ROFO Notice; and (b) if Landlord delivers an ROFO Notice, and Tenant timely delivers an ROFO Response, advising of Tenant’s election to lease the then-applicable Additional Space, but Tenant then defaults after its delivery of the ROFO Response, then such ROFO Response shall immediately be automatically and irrevocably rendered null and void, whereupon Landlord shall be free to lease the then-applicable Additional Space to any party Landlord desires, and on whatever terms Landlord deems appropriate.

9.The Right of First Offer is personal to Tenant and any transferee pursuant to a Permitted Transfer.  If Tenant subleases any portion of the Premises or assigns or otherwise transfers all or any portion of Tenant’s interest under the Lease to any other person or entity (other than pursuant to a Permitted Transfer), whether or not pursuant to, and in accordance with, the requirements of the Lease, neither Tenant nor any sublessee, assignee or transferee shall have, or be entitled to, any of the rights or benefits of the Right of First Offer.

EXHIBIT K

EXHIBIT L

PERMITTED HAZARDOUS MATERIALS

1.

Permitted Hazardous Materials.  The terms and provisions of this Exhibit L shall be in addition to and not in limitation of the terms and provisions of the Lease.  Tenant has requested Landlord’s consent to use the Hazardous Materials listed below in its business at, or in connection with, the Premises (the “Permitted Hazardous Materials”), in the maximum quantities and for the specific purpose otherwise set forth across from each such listed item:

Hazardous Material	Maximum Quantities	Specified Use
Formalin 10% Neutrol Buffered	55 gallons (one drum)	Fixation of Tissue
Biotrol 150	15 gallons	Cleaning of tissue during decellulization
70% Isopropylalcohol	50 gallons	General cleaning agent for sterile prep
Sodium Dodecyl Sulfate (SDS)	200 lbs.	Decellularization of organs in a solution

All Permitted Hazardous Materials shall be in their original sealed and unopened containers, not subject to repackaging, and without imminent risk of a release.  The rights set forth herein are limited to storage and use only, not generation at the Premises, and all Permitted Hazardous Materials shall be stored inside the Building on concrete or other impervious surface (and shall not be racked) with secondary containment where required or prudent.  Notwithstanding anything to the contrary herein or at law, Tenant shall ensure that any Permitted Hazardous Materials on the Premises will be received, maintained, treated, stored, used, and disposed of in a manner consistent with good engineering practice and in compliance with all Environmental Laws and the standards established by the National Fire Protection Association.

2.

No Current Investigation.  Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

3.

Notice and Reporting.  Tenant shall immediately notify Landlord in writing after Tenant obtains actual, implied or constructive knowledge of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises.  All reporting obligations imposed by Environmental Laws are strictly the responsibility of Tenant.  Tenant shall supply to Landlord within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant’s use of the Premises.

4.

Indemnification.  Tenant’s indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the use of the Permitted Hazardous Materials by Tenant or the breach of

EXHIBIT L

Tenant’s obligations or representations set forth above.  It is the intent of this provision that Tenant be strictly liable to Landlord as a result of the use of Permitted Hazardous Materials by Tenant.

5.

Disposal Upon Lease Termination.  At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall:  (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) and the contents thereof which are located at the Premises as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s use of the Premises; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues, which are located at the Premises as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s use of the Premises; and (iii) restore the Premises the condition required under the Lease.  Such activities shall be performed in compliance with all Environmental Laws and to the reasonable satisfaction of Landlord.  Landlord’s satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

EXHIBIT L